Exhibit 10.3
EXECUTION COPY

INSURANCE AGREEMENT
Dated as of September 18, 2006
FINANCIAL GUARANTY INSURANCE COMPANY,
as Insurer,
AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 2006-B-G,
as Issuer,
AFS SENSUB CORP.,
as Seller,
AMERICREDIT FINANCIAL SERVICES, INC.
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee
AmeriCredit Automobile
Receivables Trust 2006-B-G
Asset Backed Notes
Class A-1 Notes, Class A-2 Notes,
Class A-3 Notes and Class A-4 Notes

ii

     INSURANCE AGREEMENT (as it may be amended, modified or supplemented from time to time, this “Insurance Agreement”), dated as of September 18, 2006, by and among FINANCIAL GUARANTY INSURANCE COMPANY, as Insurer (the “Insurer”), AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 2006-B-G, as Issuer (the “Issuer”), AMERICREDIT FINANCIAL SERVICES, INC. (“AmeriCredit”), AFS SENSUB CORP., as Seller (the “Seller”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee (in such capacity, the “Trustee”).
PRELIMINARY STATEMENTS
     The Indenture, dated as of September 18, 2006 (the “Indenture”), by and between the Issuer and Wells Fargo Bank, National Association, as Trustee and Trust Collateral Agent (in such capacity, the “Trust Collateral Agent”), provides for, among other things, the issuance of the AmeriCredit Automobile Receivables Trust 2006-B-G Asset Backed Notes.
     The parties hereto desire that the Insurer issue the Policy to the Trustee for the benefit of the Holders and to, among other things, specify the conditions precedent thereto, the premium in respect thereof and the indemnity, reimbursement, reporting and other obligations of the parties hereto other than the Insurer in consideration thereof.
     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.01. Defined Terms. Capitalized terms used in this Insurance Agreement shall have the meanings set forth below. Unless the context clearly requires otherwise, all capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Policy or, if not defined therein, in the Indenture or, if not defined therein, in the Sale and Servicing Agreement, or, if not defined therein, in the Purchase Agreement, each as described below.
     “Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “AmeriCredit” means AmeriCredit Financial Services, Inc. in its individual capacity and in its capacity as servicer under the Sale and Servicing Agreement, as custodian under the Custodian Agreement and as seller under the Purchase Agreement.
     “AmeriCredit Party” means any of the Issuer, the Seller, the Depositor and AmeriCredit (collectively, the “AmeriCredit Parties”).

     “Certificate” means the trust certificate evidencing the beneficial interest of the Certificateholder in the Trust.
     “Charter Documents” means, with respect to any Transaction Party, such entity’s organizational documents, including its trust agreement, certificate of trust, memorandum of association, articles of organization, certificate or articles of incorporation, by-laws and/or operating agreement.
     “Class A-1 Notes” means the Class A-1 5.3484% Asset Backed Notes, issued pursuant to the Indenture and substantially in the form attached as an Exhibit to the Indenture.
     “Class A-2 Notes” means the Class A-2 5.37% Asset Backed Notes, issued pursuant to the Indenture and substantially in the form attached as an Exhibit to the Indenture.
     “Class A-3 Notes” means the Class A-3 5.21% Asset Backed Notes, issued pursuant to the Indenture and substantially in the form attached as an Exhibit to the Indenture.
     “Class A-4 Notes” means the Class A-4 5.21% Asset Backed Notes, issued pursuant to the Indenture and substantially in the form attached as an Exhibit to the Indenture.
     “Closing Date” means September 26, 2006.
     “Collateral Agent” means Wells Fargo Bank, National Association, in its capacity as Collateral Agent under the Spread Account Agreement.
     “Collection Period” means, (i) with respect to the first Distribution Date, the period beginning on the close of business on September 18, 2006 and ending on the close of business on September 30, 2006, and (ii) with respect to each subsequent Distribution Date, the period beginning on the close of business on the last day of the second preceding calendar month and ending on the close of business on the last day of the immediately preceding calendar month. Any amount stated “as of the close of business on the last day of a Collection Period” shall give effect to the following calculations as determined as of the end of the day on such last day: (i) all applications of collections and (ii) all distributions.
     “Contract” means a motor vehicle retail installment sales contact or promissory note.
     “Controlling Party” means the Insurer, so long as no Insurer Default shall have occurred and be continuing and the Trust Collateral Agent for the benefit of the Noteholders, in the event an Insurer Default shall have occurred and be continuing.
     “Corporate Trust Office” means (i) with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee, which at the time of execution of this agreement is 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration, and (ii) with respect to the Trustee, the Trust Collateral Agent, the Backup Servicer and the Collateral Agent, the principal office thereof at which at any particular time its corporate trust business shall be administered, which at the time of execution of this agreement is Sixth Street and Marquette Avenue, MAC N 9311-161, Minneapolis, Minnesota 55479, Attention: Corporate Trust Office.

     “Custodian” means AmeriCredit and any other Person named from time to time as custodian in any Custodian Agreement acting as agent for the Trust Collateral Agent, which Person must be acceptable to the Controlling Party (the Custodian as of the Closing Date is acceptable to the Insurer as of the Closing Date).
     “Custodian Agreement” means any Custodian Agreement from time to time in effect between the Custodian named therein, the Insurer and the Trust Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, which Custodian Agreement and any amendments, supplements or modifications thereto shall be acceptable to the Controlling Party (the Custodian Agreement which is effective on the Closing Date is acceptable to the Controlling Party).
     “Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.
     “Distribution Date” means, with respect to each Collection Period, the sixth day of the following calendar month, or, if such day is not a Business Day, the immediately following Business Day, commencing October 6, 2006.
     “Event of Default” has the meaning specified in Section 5.01 hereof.
     “Financial Statements” means, with respect to AmeriCredit Corp., the consolidated balance sheets and the statements of income, retained earnings and cash flows and the notes thereto which have been provided to the Insurer.
     “Fitch” means Fitch Inc., or its successor.
     “Holder” has the meaning given thereto in the Policy.
     “Indemnified Party” has the meaning specified in Section 3.04 hereof.
     “Indemnifying Party” has the meaning specified in Section 3.04 hereof.
     “Indemnification Agreement” means the Indemnification Agreement dated as of September 14, 2006 between the Insurer and Deutsche Bank Securities Inc., as Representative of the Underwriters.
     “Indenture” means the Indenture dated as of September 18, 2006 between the Issuer and Wells Fargo Bank, National Association, as Trustee and Trust Collateral Agent, as the same may be amended or supplemented from time to time.
     “Information” has the meaning specified in Section 2.01(c) hereof.
     “Insolvency Event” means, with respect to a specified Person, (a) the filing of a petition against such Person or the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation or such Person’s affairs, and such petition, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by, a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.
     “Insolvency Proceeding” means any proceeding by or against any person under any applicable reorganization, bankruptcy, liquidation, rehabilitation, insolvency or other similar law now or hereafter in effect or any proceeding in which a receiver, liquidator, conservator, trustee or similar official shall have been, or may be, appointed or requested for a person or any of its assets.
     “Insurance Agreement” has the meaning given such term in the initial paragraph hereof.
     “Insured Payment” has the meaning given such term in the Policy.
     “Insurer” means Financial Guaranty Insurance Company and any successor thereto, as issuer of the Policy.
     “Insurer Default” means the occurrence and continuance of any of the following events:
     (a) the Insurer shall have failed to make a payment required under the Policy in accordance with its terms;
     (b) the Insurer shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) made a general assignment for the benefit of its creditors, or (iii) had an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or
     (c) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Insurer (or the taking of possession of all or any material portion of the property of the Insurer).
     “Insurer Financial Statements” has the meaning given such term in Section 2.04(g).

     “Insurer Information” means the information in the Preliminary Prospectus Supplement and the Prospectus Supplement regarding the Insurer and the Policy, which consists solely of the information set forth under the captions “The Insurer” and “The Policy” in the Preliminary Prospectus Supplement and the Prospectus Supplement, and the consolidated financial statements of the Insurer and subsidiaries as of December 31, 2005 and December 31, 2004 and for the years ended December 31, 2005 and 2004, and for the periods from December 18, 2003 through December 31, 2003 and from January 1, 2003 through December 17, 2003, and the unaudited consolidated financial statements of the Insurer and subsidiaries as of June 30, 2006 and for the three and six month periods ended June 30, 2006 and 2005, in each case as provided to the Depositor for incorporation by reference in the Preliminary Prospectus Supplement and the Prospectus Supplement.
     “Investment Company Act” means the Investment Company Act of 1940, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.
     “Late Payment Rate” means the lesser of (a) the greater of (i) the per annum rate of interest publicly announced from time to time by Citibank, N.A. as its prime or base lending rate (any change in such rate of interest to be effective on the date such change is announced by Citibank, N.A.), plus 3% per annum and (ii) the then applicable highest rate of interest on the Notes and (b) the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days.
     “Lockbox Agreement” means the Tri-Party Remittance Processing Agreement, dated as of September 18, 2006, by and among AmeriCredit, JPMorgan Chase Bank, N.A., and the Trust Collateral Agent, as such agreement may be amended or supplemented from time to time, unless the Trust Collateral Agent shall cease to be a party thereunder, or such agreement shall be terminated in accordance with its terms, in which event “Lockbox Agreement” shall mean such other agreement, in form and substance acceptable to the Controlling Party, among the Servicer, the Trust Collateral Agent and the Lockbox Bank.
     “Lockbox Bank” means a depository institution named by the Servicer and acceptable to the Controlling Party.
     “Master Warehouse Facility” means the second amended and restated sale and servicing agreement, dated as of November 5, 2003, among AmeriCredit Master Trust, a Delaware statutory trust, AmeriCredit Funding Corp. VII, a Delaware corporation, AmeriCredit and JP Morgan Chase Bank, N.A. (as successor in interests to Bank One, NA) as amended, restated or supplemented, and any replacement warehouse facility.
     “Material Adverse Effect” means, with respect to any event or circumstance, a material adverse effect on (a) the business, financial condition, operations or assets of the Issuer (considered separately) or the Issuer, the Seller and the Servicer (taken as a whole), (b) the ability of any AmeriCredit Party to perform its obligations under any Transaction Document to which it is a party, (c) the validity, enforceability of, or collectibility of, amounts payable by any AmeriCredit Party under any Transaction Document to which it is a party, (d) the status, existence, perfection or priority of the interest of the Issuer or of the Trustee in the Trust Estate or (e) the validity, enforceability or collectibility of amounts payable by any AmeriCredit Party when due under any Transaction Document to which it is a party.
     “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
     “Notes” means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.
     “Offering Document” means, collectively, the Preliminary Prospectus Supplement, dated September 12, 2006 (the “Preliminary Prospectus Supplement”), the Prospectus Supplement, dated September 14, 2006 (the “Prospectus Supplement”), and the Prospectus, dated April 28, 2006, of the Seller, in respect of the offering and sales of the Notes, any amendment or supplement thereto, and any other offering document in respect of the Notes that makes reference to the Policy.
     “Opinion Facts and Assumptions” means the facts and assumptions contained in the insolvency opinion dated September 26, 2006 by Dewey Ballantine LLP and the officer’s certificates attached as exhibits thereto insofar as they relate to the Seller, the Issuer and AmeriCredit.
     “Person” means an individual, corporation, estate, partnership, joint venture, association, limited liability company, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.
     “Policy” means the Financial Guaranty Insurance Policy No. 06030109 dated September 26, 2006, including any endorsements thereto, issued by the Insurer to the Trustee with respect to the Notes, for the benefit of the Holders.
     “Premium” means the premium payable in accordance with the Premium Letter.
     “Premium Letter” means that certain letter agreement dated as of the date hereof from the Insurer and acknowledged by the Servicer, the Issuer and the Trustee setting forth certain fees and other matters referred to herein, as the same may be amended or supplemented from time to time in accordance therewith and with this Insurance Agreement.
     “Purchase Agreement” means the Purchase Agreement among AFS SenSub Corp., as purchaser, and AmeriCredit Financial Services, Inc., as seller, dated as of September 18, 2006, as such Purchase Agreement may be amended or supplemented from time to time.
     “Rating Agencies” means Fitch, Moody’s and S&P.
     “Receivables” means the Initial Receivables listed on Schedule A attached to the Sale and Servicing Agreement and the Subsequent Receivables listed on Schedule A to each Subsequent Transfer Agreement (which Schedules may be in the form of microfiche or disk).
     “Reimbursement Amounts” shall mean, as of any Distribution Date, the sum of (x)(i) all Insured Payments paid by the Insurer, but for which the Insurer has not been reimbursed prior to such Distribution Date pursuant to Section 3.03 of the Insurance Agreement, Section 5.6 of the Indenture and Section 5.7 of the Sale and Servicing Agreement, plus (ii) interest accrued on such Insured Payments not previously repaid calculated at the Late Payment Rate from the date the Trustee, or any other Person at its direction, received the related Insured Payments or the date such Insured Payments were made, (y) without duplication (i) any amounts then due and owing to the Insurer under this Insurance Agreement, Section 5.6 of the Indenture and Section 5.7 of the Sale and Servicing Agreement, as certified to the Trustee by the Insurer plus (ii) interest on such amounts at the Late Payment Rate and (z) without duplication (i) any Insurer Optional Deposits plus (ii) interest on such amounts at the Late Payment Rate.
     “Responsible Officer” means, with respect to the Trustee or the Trust Collateral Agent, any officer within the Corporate Trust Office of the Trustee or any AmeriCredit Party, including any Executive Vice President, Senior Vice President, Vice President, Assistant Vice President, Treasurer, Assistant Treasurer, Assistant Secretary, or any other officer of the Trustee or the Trust Collateral Agent customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.
     “Sale and Servicing Agreement” means the Sale and Servicing Agreement, dated as of September 18, 2006, among the Issuer, the Seller, the Servicer, and Wells Fargo Bank, National Association, as Trust Collateral Agent and as Backup Servicer (in such capacity, the “Backup Servicer”), as the same may be amended or supplemented from time to time.
     “Securities Act” means the Securities Act of 1933, including, unless the context otherwise requires, the rules and regulations promulgated thereunder, as amended from time to time.
     “Securities Exchange Act” means the Securities Exchange Act of 1934, including, unless the context otherwise requires, the rules and regulations promulgated thereunder, as amended from time to time.
     “Seller” has the meaning specified in the initial paragraph hereof.
     “Servicer” has the meaning specified in the recitals hereof.
     “Servicer Termination Event” has the meaning specified in Section 9.1 of the Sale and Servicing Agreement.
     “Servicing Policy and Procedures” means the policies and procedures set forth on Schedule C to the Sale and Servicing Agreement, and any amendments thereto.
     “S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor thereto.
     “Spread Account” means the account designated as such, established and maintained pursuant to the Spread Account Agreement.

     “Spread Account Agreement” means the Spread Account Agreement dated as of September 18, 2006, among the Insurer, the Issuer, the Trustee and the Collateral Agent, as the same may be modified, supplemented or otherwise amended in accordance with its terms thereof.
     “Tangible Net Worth” means, with respect to any Person, the net worth of such Person calculated in accordance with GAAP, after subtracting therefrom the aggregate amount of such Person’s intangible assets, including, without limitation, goodwill, franchises, licenses, patents, trademarks, copyrights and service marks.
     “Transaction” means the transactions contemplated by the Transaction Documents.
     “Transaction Documents” means this Insurance Agreement, the Underwriting Agreement, the Sale and Servicing Agreement, each Subsequent Purchase Agreement, each Subsequent Transfer Agreement, the Premium Letter, the Certificate of Trust, the Trust Agreement, the Purchase Agreement, the Indenture, the Spread Account Agreement, the Custodian Agreement, the Lockbox Agreement, the Notes and all other documents and certificates delivered in connection therewith except for the Policy.
     “Transaction Parties” means the AmeriCredit Parties, the Servicer, the Trust Collateral Agent, the Collateral Agent, the Backup Servicer, the Custodian and the Trustee.
     “Trigger Event” shall have the meaning set forth in the Spread Account Agreement.
     “Trust Agreement” means the Trust Agreement dated as of September 6, 2006 between AFS SenSub Corp., as Seller and Wilmington Trust Company, as Owner Trustee, as amended and restated as of September 18, 2006, as the same may be amended and supplemented from time to time.
     “Underwriter Information” shall have the meaning set forth in the Indemnification Agreement.
     “Underwriters” shall mean Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC, UBS Securities LLC, J.P. Morgan Securities Inc. and Lehman Brothers Inc.
     “Underwriting Agreement” means the Underwriting Agreement, dated September 14, 2006 among Deutsche Bank Securities Inc., as Representative on behalf of the Underwriters, AmeriCredit and the Seller with respect to the offer and sale of the Notes, as amended, modified or supplemented from time to time.
     Section 1.02. Other Definitional Provisions. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Insurance Agreement shall refer to this Insurance Agreement as a whole and not to any particular provision of this Insurance Agreement, and Section, subsection, Schedule and Exhibit references are to this Insurance Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The words “include” and “including” shall be deemed to be followed by the phrase “without limitation.” Where a representation, warranty or covenant herein begins with the words “as to a Person only,” such representation, warranty or covenant is given by and as to such Person only.
ARTICLE II
REPRESENTATIONS, WARRANTIES AND COVENANTS
     Section 2.01. Representations and Warranties of AmeriCredit. AmeriCredit hereby makes, to and for the benefit of the Insurer, each of the representations and warranties made by it in each of the Transaction Documents to which it is a party, including, without limitation, Section 3.1 of the Purchase Agreement and Sections 4.6 and 8.1 of the Sale and Servicing Agreement. Such representations and warranties are made as of the Closing Date and are incorporated herein by this reference as if fully set forth herein, and may not be amended except by an amendment complying with the terms of the last sentence of Section 6.01 hereof. In addition, AmeriCredit, represents and warrants as of the Closing Date as follows:
     (i) Existence and Power. AmeriCredit is a corporation validly existing and in good standing under the laws of its state of organization and has, in all material respects, full power and authority to own its assets and operate its business as presently owned or operated, and to execute, deliver and perform its obligations under the Transaction Documents to which it is a party. AmeriCredit has obtained all necessary licenses and approvals in each jurisdiction where the failure to do so could reasonably have a Material Adverse Effect.
     (ii) Authorization and No Contravention. The execution, delivery and performance by AmeriCredit of the Transaction Documents to which it is a party have been duly authorized by all necessary action on the part of AmeriCredit and do not contravene or constitute a default under (A) any applicable law, rule or regulation, (B) its organizational documents or (C) any material indenture or material agreement or instrument to which AmeriCredit is a party or by which its properties are bound (other than violations of such laws, rules, regulations, indentures or agreements which do not affect the legality, validity or enforceability of any of such agreements and which, individually or if the aggregate, and would not reasonably have a Material Adverse Effect.
     (iii) No Consent Required. No approval or authorization by, or filing with, any governmental authority is required in connection with the execution, delivery and performance by AmeriCredit of any Transaction Document other than (A) UCC filings, (B) approvals and authorizations that have previously been obtained and filings that have previously been made or approvals, authorizations or filings which will be made on a timely fashion and (C) approval, authorizations or filings which, if not obtained or made, would not reasonably have a Material Adverse Effect.
     (iv) Binding Effect. Each Transaction Document to which AmeriCredit is a party constitutes the legal, valid and binding obligation of AmeriCredit enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws affecting creditors’ rights generally from time to time in effect or by general principles of equity.
     (v) No Proceedings. There are no actions, suits or proceedings pending or, to the knowledge of AmeriCredit, threatened against AmeriCredit before or by any governmental authority that (A) assert the invalidity or unenforceability of this Insurance Agreement or any of the other Transaction Documents, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Insurance Agreement or any of the other Transaction Documents, (C) seeking any determination or ruling that would materially and adversely affect the performance by AmeriCredit of its obligations under this Insurance Agreement or any of the other Transaction Documents, or (D) relating to AmeriCredit that would materially and adversely affect the federal or state income, excise, franchise or similar tax attributes of the Notes.
     (vi) Financial Statements. The Financial Statements of AmeriCredit (A) are, as of the dates and for the periods referred to therein, complete and correct in all material respects, (B) present fairly the financial condition and results of operations of AmeriCredit as of the dates and for the periods indicated and (C) have been prepared in accordance with generally accepted accounting principles consistently applied, except as noted therein (subject as to interim statements to normal year-end adjustments); since the date of the most recent Financial Statements, there has been no change in respect of AmeriCredit that would have a Material Adverse Effect; and except as disclosed in the Financial Statements, AmeriCredit is not subject to any contingent liabilities or commitments that, individually or in the aggregate, have a material possibility of having a Material Adverse Effect.
     (vii) Solvency. AmeriCredit is solvent and will not be rendered insolvent by the Transaction and, after giving effect to the Transaction, AmeriCredit will not be left with an unreasonably small amount of capital with which to engage in its business, nor does AmeriCredit intend to incur, or believe that it has incurred, debts beyond its ability to pay as they mature. AmeriCredit does not contemplate the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of any AmeriCredit Party or any of their assets. The amount of consideration being received by AmeriCredit upon sale of the Receivables to the Seller constitutes reasonably equivalent value and fair consideration for the Receivables. AmeriCredit is not selling the Receivables to the Seller, as provided in the Transaction Documents, with any intent to hinder, delay or defraud any of its creditors.
     (viii) Compliance with Securities Laws. The offer and sale of the Notes by the Issuer comply in all material respects with all requirements of law, including all registration requirements of applicable securities laws and, without limiting the generality of the foregoing, the Offering Document (other than the Underwriter Information and the Insurer Information) does not contain any untrue statement of a material fact and does not omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; the Issuer is not required to be registered as an “investment company” under the Investment Company Act; and neither the offer nor the sale of the Notes by the Issuer will be in violation of the Securities Act or any other federal or state securities law. AmeriCredit shall satisfy any of the information reporting requirements of the Securities Exchange Act arising out of the Transaction to which it, the Seller, or the Issuer is subject.
     (ix) Compliance with Law. No practice, procedure or policy employed or proposed to be employed by the Trust in the conduct of its business violates any law, regulation, judgment, agreement, order or decree applicable to it which, if enforced, would have a Material Adverse Effect.
     (x) ERISA. Each AmeriCredit Party is in compliance with the Employee Retirement Income Security Act of 1974, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time, and has not incurred and does not reasonably expect to incur, any liabilities to the Pension Benefit Guaranty Corporation or any successor thereto under such Act in connection with any “plan” or “multiemployer plan” covered under such Act.
     (xi) Collateral. Immediately prior to the transfer of any Receivables to the Seller pursuant to the Purchase Agreement or the related Subsequent Purchase Agreement, as applicable, AmeriCredit was or will have been the owner of, and had good and marketable title to, such property free and clear of all liens, and had or will have had full right, power and lawful authority to assign, transfer and pledge such Receivables. In the event that a transfer of the Receivables by AmeriCredit to the Seller is characterized as other than a sale, such transfer shall be characterized as a secured financing, and the Seller shall have a valid and perfected first priority security interest in such Receivables free and clear of all liens.
     (xii) Taxes. Each AmeriCredit Party and its Affiliates have filed all federal and state tax returns which are required to be filed and paid all taxes, including any assessments received by any AmeriCredit Party, to the extent that such taxes have become due. Any taxes, fees and other governmental charges payable by any AmeriCredit Party in connection with the Transaction, the execution and delivery of the Transaction Documents and the issuance of the Notes have been paid or shall have been paid prior to the Closing Date.
     (xiii) Principal Place of Business. The principal place of business of AmeriCredit is located in Fort Worth, Texas and AmeriCredit is a corporation organized under the laws of the State of Delaware. “AmeriCredit Financial Services, Inc.” is the correct legal name of AmeriCredit indicated on the public records of AmeriCredit’s jurisdiction of organization which shows AmeriCredit to be organized.
     (xiv) Opinion Facts and Assumptions. The Opinion Facts and Assumptions insofar as they relate to AmeriCredit are true and correct as of the Closing Date.

     (xv) Accuracy of Information. Neither the Transaction Documents nor any other information relating to the Receivables, the Other Conveyed Property or any other asset in the Trust Estate, the operations or financial condition of any of the AmeriCredit Parties (collectively, the “Information”), as amended, supplemented or superseded, furnished to the Insurer by such AmeriCredit Party contains any statement of a material fact which was untrue or misleading in any material respect when made. None of the AmeriCredit Parties has any knowledge of any circumstances that could reasonably be expected to have a Material Adverse Effect. Since the furnishing of the Information, there has been no change nor any development or event involving a prospective change known to any of the AmeriCredit Parties that would render any of the Transaction Documents untrue or misleading in any material respect.
     Section 2.02. Affirmative Covenants of AmeriCredit. AmeriCredit hereby makes, to and for the benefit of the Insurer, all of the covenants made by it in the Transaction Documents to which it is a party, including Article IV of the Purchase Agreement and Section 4.6 of the Sale and Servicing Agreement. Such covenants are hereby incorporated herein by this reference as if fully set forth herein, and may not be amended except by an amendment complying with the terms of the last sentence of Section 6.01 hereof. In addition, AmeriCredit hereby agrees that during the term of this Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:
     (a) Compliance with Agreements and Applicable Laws. It shall comply with the terms and conditions of and perform its obligations under the Transaction Documents to which it is a party and shall comply with any law, rule or regulation applicable to it, except where the failure to comply with any such law, rule or regulation is not reasonably likely to have a Material Adverse Effect.
     (b) Existence. Except as otherwise expressly provided by the Transaction Documents, it shall maintain its corporate existence and shall at all times continue to be duly organized under the laws of the place of its organization and duly qualified and duly authorized thereunder. Additionally, it shall conduct its business in accordance with the terms of its Charter Documents and shall maintain all licenses, permits, charters and registrations, except for any such license, permit, charter or registration the failure of which to maintain is not reasonably likely to have a Material Adverse Effect.
     (c) Notice of Material Events. It shall promptly (and, with respect to item (ii) below, in any event not later than three (3) Business Days, and, with respect to all other items not later than five (5) Business Days) following receipt of actual knowledge by a Responsible Officer thereof inform the Insurer in writing of the occurrence of any of the following:
     (i) the submission of any claim or the initiation of any legal process, litigation or administrative or judicial investigation, or rule-making or disciplinary proceeding by or against any AmeriCredit Party that (i) could be required to be disclosed to the Securities and Exchange Commission or any of its shareholders and could have a Material Adverse Effect or (ii) would be reasonably likely to have a Material Adverse Effect or the promulgation of any proceeding or any proposed or final ruling in connection with any such litigation, investigation or proceeding which would reasonably likely to have a Material Adverse Effect;
     (ii) the occurrence of any Default or Event of Default hereunder, any Default or Event of Default under the Indenture, any Servicer Termination Event or any Trigger Event;
     (iii) the commencement of any Insolvency Proceeding against any AmeriCredit Party; and
     (iv) the receipt of written notice that (a) any AmeriCredit Party is being placed under regulatory supervision, (b) any license, permit, charter, registration or approval necessary and material for the conduct of any AmeriCredit Party’s business is to be, or may be, suspended or revoked and such suspension or revocation would be reasonably likely to have a Material Adverse Effect or (c) any AmeriCredit Party is to cease and desist any practice, procedure or policy employed by it in the conduct of its business, and such cessation would be reasonably likely to have a Material Adverse Effect.
     With respect to the occurrence of a Level 1 Trigger Event (as defined in the Spread Account Agreement), a Servicer’s Certificate is sufficient to meet the requirements of Section 2.02(c)(ii) above.
     (d) Notice of Change. It shall give the Insurer not less than thirty (30) days’ prior written notice of any proposed change in the name, principal place of business, location of its books and records or jurisdiction of organization of any AmeriCredit Party.
     (e) Access to Records; Discussions with Officers and Accountants. As long as upon reasonable prior written notice of the Insurer, at any time, it shall permit the Insurer or its authorized agents:
     (i) to inspect its books and its records as they may relate to the Transaction, the Notes, the Receivables, the Other Conveyed Property or any other assets in the Trust Estate, as the case may be, or its obligations under the Transaction Documents;
     (ii) to discuss its affairs, finances and accounts with its principal executive officer and its principal financial officer; and
     (iii) to discuss its affairs, finances and accounts with its independent accountants, provided that one of its officers shall have the right to be present during such discussions.
     Such inspections and discussions shall be conducted during normal business hours at the Insurer’s cost and expense and shall not unreasonably disrupt the business of AmeriCredit. Absent an Event of Default hereunder, any Default or Event of Default under the Indenture, a Servicer Termination Event or a Trigger Event, the Insurer shall not conduct such inspections or discussions more often than annually, unless otherwise mutually agreed by the Insurer and

AmeriCredit. Notwithstanding the above, if an Event of Default hereunder or under the Indenture, a Servicer Termination Event or a Trigger Event has occurred and is continuing, the Insurer may increase the frequency of such audits to semi-annual, quarterly, or otherwise as it deems appropriate at the cost and expense of AmeriCredit. Without limiting the foregoing, upon the occurrence of a Trigger Event, an Event of Default hereunder or under the Indenture or a Servicer Termination Event, AmeriCredit shall make its principal officers available to discuss the Transaction with representatives of the Insurer within 15 days of receipt by AmeriCredit of such a request from the Insurer and such discussions shall be conducted at AmeriCredit’s expense. The books and records of AmeriCredit shall be maintained at the address of AmeriCredit designated herein for receipt of notices, unless AmeriCredit shall otherwise advise the parties hereto in writing.
     (f) Closing Documents. It shall provide or cause to be provided to the Insurer an executed original copy of each Transaction Document executed by it in connection with the closing of the Transaction within sixty (60) days of the Closing Date.
     (g) Field Examination by Independent Public Accountants. Upon reasonable prior written notice of the Insurer at any time, it shall permit independent public accountants designated by the Insurer, from time to time to conduct a field examination(s), and in connection therewith shall permit such independent public accountants without limitation:
     (i) to inspect its books and records as they may relate to the Transaction, the Receivables, the Other Conveyed Property or any other assets in the Trust Estate, as the case may be, or its obligations under the Transaction Documents;
     (ii) to discuss its affairs, finances and accounts with its principal executive officer and its principal financial officer; and
     (iii) to discuss its affairs, finances and accounts with its independent accountants, provided that one of its officers shall have the right to be present during such discussions.
     Such inspections and discussions shall be conducted during normal business hours at AmeriCredit’s cost and expense and shall not unreasonably disrupt the business of the Seller or the Servicer. Absent an Event of Default hereunder or under the Indenture, a Servicer Termination Event or a Trigger Event, the Insurer shall not conduct such inspections and discussion more often than annually, unless otherwise mutually agreed by the Insurer and AmeriCredit. Notwithstanding the above, if an Event of Default hereunder or under the Indenture, a Servicer Termination Event or a Trigger Event has occurred and is continuing, the Insurer may increase the frequency of such audits to semi-annual, quarterly, or otherwise as it deems appropriate at the cost and expense of AmeriCredit.
     (h) Financial Reporting. AmeriCredit shall keep or cause to be kept in reasonable detail books and records of account of AmeriCredit’s, and its consolidated subsidiaries, assets and businesses, including, but not limited to, books and records relating to the Transaction. AmeriCredit shall provide or cause to be provided to the Insurer the following:
     (i) Annual Financial Statements. As soon as available, and in any event within 120 days after the close of each fiscal year of AmeriCredit Corp., the audited consolidated balance sheets of AmeriCredit Corp., and its subsidiaries as of the end of such fiscal year and the related audited consolidated statements of income, changes in shareholders’ equity and cash flows for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by the audit opinion of AmeriCredit Corp.’s independent accountants (which shall be nationally recognized independent public accounting firms) and by the certificate specified in Section 2.02(i) hereof.
     (ii) Quarterly Financial Statements. As soon as available, and in any event within 90 days after each of the first three fiscal quarters of each fiscal year of AmeriCredit Corp., the unaudited consolidated balance sheets of AmeriCredit Corp. and its subsidiaries as of the end of such fiscal quarter and the related unaudited consolidated statements of income, changes in shareholders’ equity and cash flows for such fiscal quarter, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with generally accepted accounting principles consistently applied and accompanied by the certificate specified in Section 2.02(i) hereof.
     (iii) Initial and Continuing Reports. On or before the Closing Date, the AmeriCredit will provide the Insurer a copy of the magnetic tape to be delivered to the Trustee, the Trust Collateral Agent and the Backup Servicer on the Closing Date, setting forth, as to each Receivable, the information (as of the close of business on the prior day) required under the definition of “Schedule of Receivables” at Section 1.1 of the Sale and Servicing Agreement. Thereafter, the Servicer shall deliver to the Insurer the reports required by Section 4.9 of the Sale and Servicing Agreement pursuant to the terms of Section 4.9 of the Sale and Servicing Agreement.
     (iv) Reserved.
     (v) Certain Information. Upon the reasonable request of the Insurer, AmeriCredit shall promptly provide copies of any requested proxy statements, financial statements, reports and registration statements which the Servicer or the Seller files with, or delivers to, the Securities and Exchange Commission or any national securities exchange.
     (vi) Other Information. Promptly upon receipt thereof, copies of all schedules, financial statements, notices, certificates, reports and other information delivered to or by the Servicer, the Seller or the Custodian pursuant to the terms of the Transaction Documents and, promptly upon request, such other data as the Insurer may reasonably request.
     (vii) Amendments to Servicing Policy and Procedure. Within ten (10) Business Days after the date of any material change or amendment to its Servicing Policy and Procedure, a true and complete copy of such change or amendment, and if requested by the Insurer, a copy of the Servicing Policy and Procedure as outlined in Schedule C to the Sale and Servicing Agreement then in effect. AmeriCredit will not amend its Servicing Policy and Procedures in any manner likely to have a Material Adverse Effect on the Insurer.
     (viii) Servicing Policy and Procedure. Within ten (10) Business Days after requested by the Insurer, a true and complete copy of its Servicing Policy and Procedure, as outlined in Schedule C to the Sale and Servicing Agreement, then in effect.
     All financial statements specified in clause (i) and (ii) of this Section 2.02(h) shall be furnished in consolidated form for AmeriCredit Corp. and all its subsidiaries in the event AmeriCredit Corp. shall consolidate its financial statements with its subsidiaries.
     (i) Compliance Certificate. AmeriCredit shall deliver to the Insurer, concurrently with the delivery of the financial statements required pursuant to Section 2.02(h)(i) and (ii) hereof, one or more certificates signed by an officer of AmeriCredit authorized to execute such certificates on behalf of AmeriCredit stating that:
     (i) a review of the Servicer’s performance under the Transaction Documents during such period has been made under such officer’s supervision each AmeriCredit Party is in compliance with its obligations hereunder and under the other Transaction Documents;
     (ii) to the best of such individual’s knowledge following reasonable inquiry, no Default or Event of Default hereunder or under the Indenture or Servicer Termination Event or Trigger Event exists and no event which but for the lapse of time or the giving of notice, or both, would constitute an Event of Default hereunder or under the Indenture or Servicer Termination Event or Trigger Event exists, or if an Event of Default hereunder or under the Indenture or Servicer Termination Event or Trigger Event or other such event exists, stating the nature and status thereof (including all relevant financial and other information and amounts used in determining whether such Event of Default hereunder or under the Indenture or Servicer Termination Event or Trigger Event or other such event exists); and
     (iii) the attached financial statements submitted in accordance with Section 2.02(h)(i) or (ii) hereof, as the case may be, are complete and correct in all material respects and present fairly the financial condition and results of operations of AmeriCredit as of the dates and for the periods indicated, in accordance with generally accepted accounting principles consistently applied.

     (j) Monthly Compliance Certificate. AmeriCredit shall deliver to the Insurer, on the 25th day of each month and if such day is not a Business Day then on the next Business Day a certificate signed by an officer of AmeriCredit:
     (i) stating the most recent Tangible Net Worth for AmeriCredit Corp.;
     (ii) listing each of the Insurance Agreement Events of Default and indicating whether or not each Insurance Agreement Event of Default has occurred;
     (iii) stating the three month rolling average recovery rate used in calculating the Minimum Sale Price with respect to Sold Receivables for the prior month and stating the Minimum Sale Price with respect to all Sold Receivables sold during the prior month; and
     (iv) identifying (A) the aggregate principal balance of all Receivables purchased by the Servicer or by the Seller on the related Accounting Date, (B) the aggregate principal balance of all Receivables which became Liquidated Receivables during the related Collection Period and (C) the aggregate principal balance of all Receivables which were paid in full during the related Collection Period.
     (k) Compliance with Securities Laws. It shall comply with the Securities Act and the Securities Exchange Act and the regulations thereunder so as to permit the completion of the offer and sale of the Notes as contemplated by the Underwriting Agreement.
     (l) Disclosure Document. Each Offering Document delivered with respect to the Notes shall clearly disclose that the insurance provided by the Policy is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law.
     (m) Other Information. It shall provide to the Insurer such other information (including non-financial information) in respect of the Receivables, the Other Conveyed Property or the other assets in the Trust Estate, as the case may be, the Transaction and the Transaction Documents and such other financial or operating information in respect of itself, the Seller, the Issuer or any of their Affiliates, in each case, which the Insurer may from time to time reasonably request.
     (n) Transfer to Seller. It shall treat the transfer of the Receivables and Other Conveyed Property from it to the Seller as a financing for generally accepted accounting purposes.
     (o)
     (p) Reserved.

     (q) Financing Statements and Further Assurances. AmeriCredit will cause to be filed all necessary financing statements or other instruments, and any amendments or continuation statements relating thereto, necessary to be kept and filed in such manner and in such places as may be required by law to preserve and protect fully the interest of the Trustee in the Trust Estate. AmeriCredit will use its best efforts to cause any necessary recordings or filings to be made with respect to the Trust Estate.
     (r) Maintenance of Licenses. AmeriCredit or any successors thereof shall maintain all licenses, permits, charters and registrations which are material to the conduct of its business in all circumstances where failure could reasonably have a Material Adverse Effect.
     (s) Replacement Servicer. If servicing is transferred from the Servicer to a replacement Servicer pursuant to Article IX of the Sale and Servicing Agreement, then in the event that the fees and expenses of a replacement servicer or any transition costs relating to the transfer of servicing from the Servicer to the replacement servicer exceed the amounts payable to such Servicer under the Sale and Servicing Agreement, AmeriCredit shall promptly pay such fees, expenses or transition costs. Any such amounts paid by the Insurer shall be part of Reimbursable Amounts payable to the Insurer hereunder.
     (s) Redemption of Notes. AmeriCredit shall instruct the Trustee, upon redemption of the Notes pursuant to the Transaction Documents, to furnish to the Insurer a notice of such redemption and, upon a redemption or other payment of all of the Notes to surrender the Policy to the Insurer for cancellation.
     Section 2.03. Negative Covenants of AmeriCredit. AmeriCredit hereby agrees that during the term of this Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:
     (a) Restrictions on Liens. It shall not, except as contemplated by the Transaction Documents, (i) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any lien on any part of the Trust Estate, or (ii) file under the Uniform Commercial Code of any jurisdiction any financing statement which names AmeriCredit as debtor, or sign any security agreement authorizing the secured party thereunder to file such financing statement, with respect to any of the Trust Estate.
     (b) Impairment of Rights. It shall not take any action, or fail to take any action, if such action or failure to take action (x) is reasonably likely to have a Material Adverse Effect or (y) is reasonably likely to interfere with the enforcement of any rights of the Insurer under or with respect to any of the Transaction Documents. It shall give the Insurer written notice of any such action or failure to act promptly prior to the date of consummation of such action or failure to act. It shall furnish to the Insurer all information requested by it that is reasonably necessary to determine compliance with this paragraph.

     (c) Amendments, Etc. It shall not modify, amend or waive, or consent to any modification or amendment of, any of the terms, provisions or conditions of the Transaction Documents to which it is a party without the prior written consent of the Insurer thereto.
     (d) Successors. It shall not terminate or designate, or consent to the termination or designation of, the Servicer, the Backup Servicer, the Collateral Agent, the Trust Collateral Agent, the Trustee or the Owner Trustee or any successor thereto without the prior written consent of the Insurer.
     (e) Change in Lockbox Processor. Except as provided in a Lockbox Agreement, it shall not permit a change in the Lockbox Account or any Lockbox Bank designated in a Lockbox Agreement without the prior written consent of the Insurer, which consent shall not be unreasonably withheld; provided, however, that without limiting the foregoing, it shall be deemed reasonable for the Insurer to withhold its consent if the long term senior unsecured debt of any new Lockbox Bank is not rated at least “A” by S&P and “A2” by Moody’s.
     (f) Insolvency. None of the AmeriCredit Parties shall commence or consent to any Insolvency Proceeding with respect to itself or admit in writing its inability to pay its debts.
     (g) Adverse Selection Procedure. AmeriCredit shall not use any adverse selection procedure in selecting Receivables to be transferred to the Trust Collateral Agent from the outstanding Receivables that qualify under the Indenture and Sale and Servicing Agreement for inclusion in the Trust Estate.
     (h) Transaction Documents. AmeriCredit shall not at any time in the future deny that the Transaction Documents constitute the legal, valid and binding obligations of AmeriCredit.
     Section 2.04. Representations and Warranties of the Insurer. The Insurer represents and warrants to the Trustee (on behalf of the Holders), the Issuer and each other Transaction Party as follows:
     (a) Organization and Licensing. The Insurer is a stock insurance corporation duly organized, validly existing and in good standing under the laws of the State of New York.
     (b) Corporate Power. The Insurer has the corporate power and authority to issue the Policy and execute and deliver this Insurance Agreement and all other Transaction Documents to which it is a party and to perform all of its obligations hereunder and thereunder.
     (c) Authorization; Approvals. All proceedings legally required for the issuance of the Policy and the execution, delivery and performance of this Insurance Agreement and all other Transaction Documents to which it is a party have been taken and all licenses, orders, consents or other authorizations or approvals of any governmental boards or bodies legally required for the enforceability of the Policy have been obtained or are not material to the enforceability of the Policy.
     (d) Enforceability. The Policy, when issued, will constitute, and this Insurance Agreement and all other Transaction Documents to which it is a party constitutes, legal, valid and binding obligations of the Insurer, enforceable in accordance with their respective terms, subject to insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors’ rights generally and by general principles of equity and subject to principles of public policy limiting the right to enforce the indemnification provisions contained therein and herein, insofar as such provisions relate to indemnification for liabilities arising under federal securities laws.
     (e) No Conflict. The execution by the Insurer of this Insurance Agreement and all Transaction Documents to which it is a party will not, and the satisfaction of the terms hereof and thereof will not, conflict with or result in a breach of any of the terms, conditions or provisions of the Certificate of Incorporation or By-Laws of the Insurer, or any restriction contained in any contract, agreement or instrument to which the Insurer is a party or by which it is bound or constitute a default under any of the foregoing which would materially and adversely affect its ability to perform its obligations under the Policy, this Insurance Agreement and all other Transaction Documents to which it is a party.
     (f) Accuracy of Information. The Insurer Information included in the Preliminary Prospectus Supplement and the Prospectus Supplement is limited and does not purport to provide the scope of disclosure required to be included in a prospectus with respect to a registrant in connection with the offer and sale of securities of such registrant registered under the Securities Act. Within such limited scope of disclosure, however, as of the date of the Preliminary Prospectus Supplement and the Prospectus Supplement, the Insurer Information is true and correct in all material respects and does not contain any untrue statement of a material fact.
     (g) Delivery of Financial Statements of Insurer. As soon as reasonably practicable after the release of its unaudited financial statements for the September 2006 fiscal quarter and the release of its audited financial statements for the 2006 fiscal year, the Insurer shall furnish to the Seller such unaudited or audited financial statements, as appropriate (the “Insurer Financial Statements”) for the related period. The Insurer Financial Statements shall be delivered in electronic form via electronic mail to Securitization&ConduitReporting@americredit.com, or such other address that has been designated by the Seller and provided in writing to the Insurer. To the extent that the Insurer shall have been notified in writing on or before March 31, 2007 that the Seller’s reporting obligations under the Securities Exchange Act have not been suspended in accordance with the Securities Exchange Act and the related rules and regulations thereto, the Insurer shall continue to furnish such quarterly and annual financial statements as set forth above for so long as such financial statements may be required for the Seller to comply with its reporting requirements under the Securities Exchange Act. All written notices under this section shall be sent to the Insurer via electronic mail at RegAB@fgic.com.

     Section 2.05. Representations and Warranties of the Seller and the Issuer. Each of the Seller and the Issuer hereby makes, to and for the benefit of the Insurer, each of the representations and warranties made by the Seller or the Issuer, as the case may be, in the Transaction Documents to which it is a party, including, without limitation, Section 3.2 of the Purchase Agreement and Section 7.1 of the Sale and Servicing Agreement (in the case of the Seller). Such representations and warranties are true and correct as of the Closing Date and are incorporated herein by this reference as if fully set forth herein, and may not be amended except by an amendment complying with the terms of Section 6.01 hereof. In addition, each of the Issuer and the Seller represents and warrants as of the Closing Date as follows:
     (a) Existence and Power. The Seller is a corporation validly existing and in good standing under the laws of its state of organization and has, in all material respects, full power and authority to own its assets and operate its business as presently owned or operated, and to execute, deliver and perform its obligations under the Transaction Documents to which it is a party. The Seller has obtained all necessary licenses and approvals in each jurisdiction where the failure to do so could reasonably have a Material Adverse Effect. The Issuer is a statutory trust validly existing and in good standing under the laws of its state of organization and has, in all material respects, full power and authority to own its assets and operate its business as presently owned or operated, and to execute, deliver and perform its obligations under the Transaction Documents to which it is a party. The Issuer has obtained all necessary licenses and approvals in each jurisdiction where the failure to do so could reasonably have a Material Adverse Effect.
     (b) Authorization and No Contravention. The execution, delivery and performance by each of the Seller and the Issuer of the Transaction Documents to which it is a party have been duly authorized by all necessary action on the part of the Seller and the Issuer and do not contravene or constitute a default under (A) any applicable law, rule or regulation, (B) its organizational documents or (C) any material indenture or material agreement or material instrument to which the Seller or the Issuer is a party or by which its properties are bound (other than violations of such laws, rules, regulations, indentures or agreements which do not affect the legality, validity or enforceability of any of such agreements and which, individually or in the aggregate, could reasonably have a Material Adverse Effect).
     (c) No Consent Required. No approval or authorization by, or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Seller or the Issuer of any Transaction Document other than (A) UCC filings, (B) approvals and authorizations that have previously been obtained and filings that have previously been made or approvals, authorizations or filings which will be made on a timely fashion and (C) authorizations or filings which, if not obtained or made, would not reasonably have a Material Adverse Effect.
     (d) Binding Effect. Each Transaction Document to which each of the Seller and the Issuer is a party constitutes the legal, valid and binding obligation of the Seller and the Issuer enforceable against the Seller and the Issuer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws affecting creditors’ rights generally from time to time in effect or by general principles of equity.
     (e) No Proceedings. There are no actions, suits or proceedings pending or, to the knowledge of the Seller or the Issuer, threatened against the Seller or the Issuer before or by any governmental authority that (A) assert the invalidity or unenforceability of this Insurance Agreement or any of the other Transaction Documents, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Insurance Agreement or any of the other Transaction Documents, (C) seeking any determination or ruling that could reasonably have a Material Adverse Effect, or (D) relating to the Seller or the Issuer that would materially and adversely affect the federal or state income, excise, franchise or similar tax attributes of the Notes.
     (f) Accuracy of Information. The information or statements contained in the Transaction Documents furnished to the Insurer by it, as amended, supplemented or superseded on or prior to the date hereof, taken as a whole, does not, if restated at and as of the date hereof, contain any untrue statement of a material fact or omit to state a material fact necessary to make such information or statements not misleading in any material respect.
     (g) Solvency. Each of the Issuer and the Seller is solvent and will not be rendered insolvent by the Transaction and, after giving effect to the Transaction, neither the Seller nor the Issuer will not be left with an unreasonably small amount of capital with which to engage in its business, nor does the Seller or the Issuer intend to incur, or believe that it has incurred, debts beyond its ability to pay as they mature. Neither the Issuer nor the Seller contemplates the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of any AmeriCredit Parties or any of their assets. The amount of consideration being received by the Seller upon sale of the Receivables to the Issuer constitutes reasonably equivalent value and fair consideration for the Receivables. The Seller is not selling the Receivables to the Issuer, as provided in the Transaction Documents, with any intent to hinder, delay or defraud any of its creditors.
     (h) Compliance with Law. No practice, procedure or policy employed or proposed to be employed by the Seller or the Issuer in the conduct of its respective business violates any law, regulation, judgment, agreement, order or decree applicable to it which, if enforced, would have a Material Adverse Effect.
     (i) Perfection of Liens and Security Interest. On the Closing Date, the first priority lien and security interest in favor of the Trust Collateral Agent with respect to the Trust Estate will be perfected by the filing of financing statements in each jurisdiction where such recording or filing is necessary for the perfection thereof, the deliver of the Receivables Files to the Custodian, and the establishment of the Collection Account, the Capitalized Interest Account, the Pre-Funding Account, the Note Distribution Account and the Spread Account (collectively, the “Accounts”) in accordance with the Transaction Documents, and no other filings in any jurisdiction or any other actions

(except as expressly provided herein) are necessary to perfect the Trust Collateral Agent’s first priority lien on and security interest in the Trust Estate as against third parties. Assuming the retention of funds in the Accounts, such funds will be subject to a valid and perfected, first priority security interest in favor of the Trust Collateral Agent on behalf of the Trustee (on behalf of the Noteholders and the Insurer).
     (j) Collateral. On the Closing Date and on each Subsequent Transfer Date, the Issuer will have good and marketable title to each item of the Trust Estate conveyed on such date and will own each such item free and clear of any lien (other than liens contemplated under the Indenture) or any equity or participation interest of any other Person and had or will have had full right, power and lawful authority to assign, transfer and pledge each Receivable. Immediately prior to the transfer of any Receivables to the Issuer pursuant to the Sale and Servicing Agreement or the related Subsequent Transfer Agreement, as applicable, the Seller was or will have been the owner of, and had good and marketable title to, such property free and clear of all liens, and had or will have had full right, power and lawful authority to assign, transfer and pledge such Receivables. In the event that a transfer of the Receivables by the Seller to the Issuer is characterized as other than a sale, such transfer shall be characterized as a secured financing, and the Trustee shall have a valid and perfected first priority security interest in such Receivables free and clear of all liens.
     (k) Principal Place of Business. The principal place of business of the Seller is located in Las Vegas, Nevada and the Seller is a corporation organized under the laws of the State of Nevada. “AFS SenSub Corp.” is the correct legal name of the Seller indicated on the public records of the Seller’s jurisdiction of organization which shows the Seller to be organized. The principal place of business of the Issuer is located in Wilmington, Delaware and the Issuer is a statutory trust organized under the laws of the State of Delaware. “AmeriCredit Automobile Receivables Trust 2006-B-G” is the correct legal name of the Issuer indicated on the public records of the Issuer’s jurisdiction of organization which shows the Issuer to be organized.
     (l) Opinion Facts and Assumptions. The Opinion Facts and Assumptions insofar as they relate to the Seller and the Issuer are true and correct as of the Closing Date.
     (m) Compliance with Securities Laws. The Seller will comply with the Securities Act and the Securities Exchange Act and the regulations thereunder so as to permit the completion of the offer and sale of the Notes as contemplated by the Underwriting Agreement. The offer and sale of the Notes by the Issuer will comply in all material respects with all requirements of law, including all registration requirements of applicable securities laws. Without limiting the foregoing, the Offering Document (other than the Underwriter Information and the Insurer Information) does not contain any untrue statement of a material fact and does not omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Neither the offer nor the sale of the Notes by the Issuer has been or will be in violation of the Securities Act or any other federal or state securities laws. The Seller will satisfy all applicable information reporting requirements of the Securities

Exchange Act arising out of the Transaction to which it or the Trust Estate are subject. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended. Neither the Seller nor the Issuer is an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940.
     Section 2.06. Affirmative Covenants of the Seller and the Issuer. Each of the Seller and the Issuer hereby makes, to and for the benefit of the Insurer, all of the covenants of the Seller or the Issuer, as the case may be, set forth in the Transaction Documents to which it is a party, including the covenants contained in Article IV of the Purchase Agreement and Article VII of the Sale and Servicing Agreement (in the case of the Seller) and in Article III of the Indenture (in the case of the Issuer). Such covenants are incorporated herein by this reference, and may not be amended except by an amendment complying with the terms of Section 6.01 hereof. In addition, each of the Seller and the Issuer hereby agrees that during the term of this Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:
     (a) Compliance with Agreements and Applicable Laws. It shall comply with the terms and conditions of and perform its obligations under the Transaction Documents to which it is a party and shall comply with any law, rule or regulation applicable to it, except where the failure to comply with any such law, rule or regulation is not reasonably likely to have a Material Adverse Effect.
     (b) Existence. It shall maintain its existence as a corporation or a statutory trust, as the case may be, under the laws of the State of Nevada with respect to the Seller and the State of Delaware, with respect to the Issuer and shall at all times continue to be duly formed and validly existing in good standing under the laws of the State of Nevada and the State of Delaware, as applicable, and duly qualified and duly authorized thereunder and shall conduct its business in accordance with the terms of its Charter Documents. The Issuer shall cause the Receivables Files to be located at such location as specified in the Custodian Agreement.
     (c) Access to Records; Discussions with Officers and Accountants. Upon reasonable prior written notice of the Insurer, at any time, it shall permit the Insurer or its authorized agents:
     (i) to inspect its books and records;
     (ii) to discuss its affairs, finances and accounts with its principal executive officer and its principal financial officer; and
     (iii) to discuss its affairs, finances and accounts with its independent accountants, provided that one of its officers and an officer of AmeriCredit (if AmeriCredit is then the Servicer) shall have the right to be present during such discussions.
     Such inspections and discussions shall be conducted during normal business hours at the cost and expense of the Insurer and shall not unreasonably disrupt the Seller’s or Issuer’s business, as the case may be. Absent an Event of Default hereunder or under the Indenture, a

Servicer Termination Event or a Trigger Event, the Insurer shall not conduct such inspections or discussions more often than annually, unless otherwise mutually agreed by the Insurer and AmeriCredit. If, however, an Event of Default hereunder or under the Indenture, a Servicer Termination Event or a Trigger Event has occurred and is continuing, the Insurer may increase the frequency of such audits to semi-annual, quarterly, or otherwise as it deems appropriate at the cost and expense of the Seller or the Issuer, as applicable. Without limiting the foregoing, upon the occurrence of an Event of Default hereunder or under the Indenture, a Servicer Termination Event or a Trigger Event, the Seller and the Issuer shall make their respective principal officers available to discuss the Transaction with representatives of the Insurer within 15 days of receipt by the Seller and the Issuer, as the case may be, of such a request from the Insurer and such discussions shall be conducted at the expense of the Seller or the Issuer, as applicable. The books and records of the Seller and the Issuer shall be maintained at their respective address designated herein for receipt of notices, unless the Seller or the Issuer, as applicable, shall otherwise advise the parties hereto in writing.
     (d) Notice of Material Events. It shall be obligated promptly (and, with respect to item (b) below, in any event not later than three (3) Business Days, and with respect to all other items below, not later than five (5) Business Days) following receipt of actual knowledge by a Responsible Officer thereof to inform the Insurer in writing of the occurrence of any of the following:
     (i) the submission of any claim or the initiation of any legal process, litigation or administrative or judicial investigation, or rule-making or disciplinary proceeding by or against any AmeriCredit Party that (i) could be required to be disclosed to the Securities and Exchange Commission or to any of its shareholders and could have a Material Adverse Effect or (ii) would be reasonably likely to have a Material Adverse Effect or the promulgation of any proceeding or any proposed or final ruling in connection with any such litigation, investigation or proceeding which would reasonably likely to have a Material Adverse Effect;
     (ii) the occurrence of a Default or Event of Default hereunder, a Default or Event of Default under the Indenture, a Servicer Termination Event or a Trigger Event;
     (iii) the commencement of any Insolvency Proceeding against any AmeriCredit Party; and
     (iv) the receipt of written notice that (a) any AmeriCredit Party is being placed under regulatory supervision, (b) any license, permit, charter, registration or approval necessary for the conduct of any AmeriCredit Party’s business is to be, or may be, suspended or revoked and such suspension or revocation would be reasonably likely to have a Material Adverse Effect or (c) any AmeriCredit Party is to cease and desist any practice, procedure or policy employed by it in the conduct of its business, and such cessation would be reasonably likely to have a Material Adverse Effect.

     With respect to the occurrence of a Level 1 Trigger Event (as defined in the Spread Account Agreement), a Servicer’s Certificate is sufficient to meet the requirements of Section 2.06(d)(ii) above.
     (e) It shall give the Insurer not less than thirty (30) days’ prior written notice of any proposed change in its name, principal place of business, location of its books and records or jurisdiction of organization.
     (f) Field Examination by Independent Public Accountants. Upon reasonable prior written notice of the Insurer at any time, it shall permit independent public accountants designated by the Insurer, from time to time to conduct a field examination(s), and in connection therewith shall permit such independent public accountants, without limitation:
     (i) to inspect its books and records;
     (ii) to discuss its affairs, finances and accounts with its principal executive officer and its principal financial officer; and
     (iii) to discuss its affairs, finances and accounts with its independent accountants; provided that one of its officers and an officer of the Seller or the Issuer, as the case may be, and an officer of AmeriCredit (if AmeriCredit is then the Servicer) shall have the right to be present during such discussions.
     Such inspections and discussions shall be conducted during normal business hours at the cost and expense of AmeriCredit and shall not unreasonably disrupt the business of the Seller or the Issuer, as the case may be. Absent an Event of Default hereunder or under the Indenture, a Servicer Termination Event or a Trigger Event, the Insurer shall not conduct field examinations more often than annually, unless otherwise mutually agreed by the Insurer and AmeriCredit. If, however, an Event of Default hereunder or under the Indenture, a Servicer Termination Event or a Trigger Event has occurred and is continuing, the Insurer may increase the frequency of such audits to semi-annual, quarterly, or otherwise as it deems appropriate.
     (g) Maintenance of Licenses. It shall maintain all licenses, permits, charters and registrations, except for licenses, permits, charters and registrations the failure of which to maintain is not reasonably likely to have a Material Adverse Effect.
     (h) Financial Reporting. Each of the Seller and the Issuer shall keep, or cause to be kept, in reasonable detail books and records of account of its respective assets and business, which shall be furnished to the Insurer upon request. Each of the Seller and the Issuer shall provide or cause to be provided to the Insurer, as soon as practicable and in any event within 90 days after the end of each of its fiscal years, an annual balance sheet as of the end of such fiscal year and the notes thereto, and the related statements of income and cash flows and the respective notes thereto for such fiscal year, certified by its Responsible Officer.
     (i) Books and Records. Its books and records will reflect its separate existence and will present fairly its financial position.

     (j) Tax Matters. The Issuer shall take, or refrain from taking, as the case may be, all actions necessary to ensure that for federal and state income tax purposes the Issuer is not taxable as an association (or publicly traded partnership) taxable as a corporation.
     (k) Other Information. It shall provide to the Insurer such other information (including non-financial information) in respect of the Receivables, the Other Conveyed Property or the other assets in the Trust Estate, as the case may be, the Transaction and the Transaction Documents and such other schedules, financial or operating information in respect of itself and the Receivables which the Insurer may from time to time reasonably request. It shall provide to the Insurer, simultaneously with the delivery of such documents to the Trustee, the Noteholders, the Rating Agencies or the Certificateholder, as the case may be, copies of all reports, certificates, statements, financial statements or notices furnished to such parties pursuant to the Transaction Documents (including, but not limited to, copies of any reports submitted to the Issuer and/or the Seller by its independent accountants in connection with any examination of the financial statements of the Issuer or the Seller, as applicable).
     (l) Operation. It shall:
     (i) manage its day-to-day business without the involvement of any other AmeriCredit Party except as required or permitted by the Transaction Documents or in connection with certain administrative services provided to the Seller by AmeriCredit;
     (ii) act solely in its own name in the conduct of its business, including all oral and written business correspondence and other communications, and shall conduct its business so as not to mislead others as to the identity of the entity with which they are concerned or that the assets of the Issuer or the Seller are available to pay the creditors of any other AmeriCredit Party or any Affiliate thereof;
     (iii) ensure that, to the extent that it shares the same officers or other employees as any of its Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees;
     (iv) ensure that, to the extent that it jointly contracts with any of its Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in doing so shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that it contracts or does business with vendors or service providers when the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs. All material transactions between the other Transaction Parties and its Affiliates shall only be on an arm’s-length basis;

     (v) require that all of its full-time employees identify themselves as such and not as employees of AmeriCredit or any other AmeriCredit Party (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as its employees);
     (vi) compensate all employees, consultants and agents directly, from its bank accounts, for services provided to it by such employees, consultants and agents, and, to the extent any of its employees, consultants or agents is also an employee, consultant or agent of AmeriCredit (or any Affiliate thereof), allocate the compensation of such employee, consultant or agent between itself and AmeriCredit (or any Affiliate thereof) on a basis which reflects the services rendered to itself and AmeriCredit (or such Affiliate thereof);
     (vii) ensure that the annual financial statements of the Seller and the Issuer disclose the effects of the Seller’s and the Issuer’s, as applicable, transactions in accordance with generally accepted accounting principles and shall disclose that the assets of the Seller and the Issuer, as applicable, are not available to pay the creditors of any other AmeriCredit Party or any Affiliate thereof; and
     (viii) observe all corporate or other formalities necessary to preserve its status as a separate legal entity and at all times operate its business in accordance with its Charter Documents relating to bankruptcy remoteness and otherwise in material compliance with it Charter Documents.
     (m) Special Purpose Entity. In addition, each of the Issuer and the Seller shall:
     (i) ensure that its capital is adequate for its business and undertakings;
     (ii) other than activities as set forth in the Charter Documents or in connection with the Transaction, be restricted from undertaking any other activities;
     (iii) have at least one independent director;
     (iv) not commingle its funds and assets with the funds of any other person; and
     (v) maintain (A) correct and complete minute books and records of account, and (B) minutes of the meetings and other proceedings of its board of directors; in each case separately identified and held apart from the records of any other AmeriCredit Party and any Affiliate thereof.
     (n) Notice to Insurer. If the Seller does not receive any Insurer Financial Statements pursuant to Section 2.04(g) herein at least five days prior to the date that such Insurer Financial Statements are to be filed with the Securities and Exchange Commission, the Seller shall provide or shall cause the party responsible for filing the Seller’s Form 10Ds and 10Ks to provide written notice to the Insurer via electronic mail at RegAB@fgic.com, stating that the Seller has not received the Insurer Financial Statements and requesting that such Insurer Financial Statements be emailed in accordance with Section 2.04(g) herein. Additionally, in the event that any Insurer Financial Statements which include an accountants audit report is to be included in a Form 10D or Form 10K filing of the Issuer which occurs prior to the termination of the offering of the Notes, the Seller will provide written notice to the Insurer via electronic mail at least seven (7) Business Days prior to such filing, stating that an accountant’s consent will be required for such filing. In such event the Seller shall be responsible for paying the Insurer’s costs for obtaining such consent. All such emails shall identify the deal name and the policy number and shall be sent to RegAB@fgic.com.
     Section 2.07. Negative Covenants of the Seller and the Issuer. Each of the Seller and the Issuer hereby agrees that during the term of this Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:
     (a) Restrictions on Liens. It shall not, except as contemplated by the Transaction Documents, (i) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any lien on any part of the Trust Estate, or (ii) file under the Uniform Commercial Code of any jurisdiction any financing statement which names the Issuer or the Seller as debtor, or sign any security agreement authorizing the secured party thereunder to file such financing statement, with respect to any of the Trust Estate.
     (b) Impairment of Rights. It shall not take any action, or fail to take any action, if such action or failure to take action (x) is reasonably likely to have a Material Adverse Effect or (y) is reasonably likely to interfere with the enforcement of any rights of the Insurer under or with respect to any of the Transaction Documents. It shall give the Insurer written notice of any such action or failure to act promptly prior to the date of consummation of such action or failure to act. It shall furnish to the Insurer all information requested by the Insurer that is reasonably necessary to determine compliance with this paragraph.
     (c) Amendments, Etc. It shall not modify, amend or waive, or consent to any modification, amendment or waiver of, any of the terms, provisions or conditions of the Transaction Documents to which it is a party without the prior written consent of the Insurer. The Issuer shall not modify, amend or waive, or consent to any modification, amendment or waiver of, any of the terms, provisions or conditions of its Charter Documents without the prior written consent of the Insurer. The Seller shall not modify, amend or waive, or consent to any modification, amendment or waiver of, any of the terms, provisions or conditions of its Charter Documents without the prior written consent of the Insurer if such modification, amendment or waiver could have a Material Adverse Effect.
     (d) Successors. It shall not terminate or designate, or consent to the termination or designation of, the Servicer, the Backup Servicer, the Collateral Agent, the

Trust Collateral Agent, the Trustee or the Owner Trustee or any successor thereto without the prior written consent of the Insurer.
     (e) Transaction Documents. It shall not at any time in the future deny that the Transaction Documents constitute the legal, valid and binding obligations of the Issuer or the Seller, as applicable
     (f) Limitation on Mergers, Etc. It shall not consolidate with or merge with or into any Person or liquidate or dissolve, or transfer all or substantially all of its assets to any Person except, in the case of the Issuer, by way of the grant of a lien to the Trustee pursuant to the Transaction Documents, or, except as expressly permitted by the Transaction Documents, transfer any of its assets to any Person.
     (g) Insolvency. Neither the Issuer nor the Seller shall commence or consent to any Insolvency Proceeding with respect to itself or admit in writing its inability to pay its debts.
     (h) Certain Other Limitations. It shall:
     (i) be restricted from engaging in any business or activity except as contemplated by the Transaction Documents and as permitted in its Charter Documents;
     (ii) not be involved in the day-to-day management of any of the other AmeriCredit Parties except as required by or permitted by the Transaction Documents or in connection with certain administrative services provided to the Seller by AmeriCredit;
     (iii) not create, incur, assume, suffer to exist or guarantee any indebtedness except for such indebtedness as may be incurred by the Issuer in connection with the issuance of the Notes, or as otherwise expressly permitted by the Charter Documents;
     (iv) not assume, guarantee, endorse or otherwise be or become directly or contingently liable for the obligations of any Person by, among other things, agreeing to purchase any obligation of another Person, agreeing to advance funds to such Person or causing or assisting such Person to maintain any amount of capital;
     (v) not sell, pledge, transfer, exchange or otherwise dispose of any of its assets except as permitted under the Transaction Documents;
     (vi) not commingle its deposit accounts (and funds therein) or other assets with the deposit accounts (and funds therein) or other assets of any other entity;
     (vii) not act as an agent of any other AmeriCredit Party; and

     (viii) not form, or cause to be formed, any subsidiaries; provided that the Seller may form other special purpose entities in connection with the issuance of other asset-backed securities.
ARTICLE III
THE POLICY; REIMBURSEMENT
     Section 3.01. Issuance of the Policy. The Insurer agrees to issue the Policy on the Closing Date subject to satisfaction of the conditions precedent set forth below:
     (a) Payment of Expenses. The applicable parties shall have been paid their related fees and expenses payable in accordance with Section 3.02;
     (b) Receipt of Certain Documents. The Insurer shall have received a copy of the Servicing Policy and Procedures, as outlined in Schedule C to the Sale and Servicing Agreement, then in effect and of each Transaction Document fully executed and delivered by each applicable Transaction Party;
     (c) Certified Documents and Resolutions. The Insurer shall have received a copy of (i) the Charter Documents of each AmeriCredit Party and (ii) the resolutions of each AmeriCredit Party authorizing the issuance of the Notes and the execution, delivery and performance by each AmeriCredit Party of the Transaction Documents and the transactions contemplated thereby, certified by an authorized officer of each AmeriCredit Party (which certificate shall state that Charter Documents are in full force and effect without modification on the Closing Date);
     (d) Incumbency Certificate. The Insurer shall have received a certificate of an authorized officer of each AmeriCredit Party certifying the names and signatures of the officers of such AmeriCredit Party authorized to execute and deliver the Transaction Documents and that shareholder, partner or member (as applicable) consent to the execution and delivery of such documents is not necessary
     (e) Representations and Warranties; Certificate. The representations and warranties of the AmeriCredit Parties set forth or incorporated by reference in this Insurance Agreement and the representations and warranties set forth by the Trustee in the Indenture are true and correct on and as of the Closing Date as if made on the Closing Date, and the Insurer has received a certificate of appropriate officers of the related AmeriCredit Party to that effect;
     (f) No Litigation, Etc. No suit, action or other proceeding, investigation or injunction, or final judgment relating thereto, is pending or, to any Transaction Party’s knowledge, threatened before any court, governmental or administrative agency or arbitrator in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with any of the Transaction Documents or the consummation of the Transaction;

     (g) Legality. No statute, rule, regulation or order has been enacted, entered or deemed applicable by any government or governmental or administrative agency or court that would make the Transaction illegal or otherwise prevent the consummation thereof;
     (h) No Event of Default. No Default or Event of Default hereunder, Default or Event of Default under the Indenture, Trigger Event or a Servicer Termination Event has occurred;
     (i) Satisfaction of Conditions of the Underwriting Agreement. All conditions in the Underwriting Agreement relating to the Underwriter’s obligation to offer and sell the Notes have been fulfilled to the satisfaction of the Insurer, with such satisfaction deemed to have occurred upon issuance of the Policy. The Insurer has received copies of each of the documents, and shall be entitled to rely on each of the documents, required to be delivered to the Underwriter pursuant to the Underwriting Agreement;
     (j) Issuance of Ratings. The Insurer has received confirmation that the Class A-1 Notes will be rated Prime-1 by Moody’s, A-1+ by S&P and F1+ by Fitch and that the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will be rated Aaa by Moody’s, AAA by S&P and AAA by Fitch and that, without the benefit of the Policy, the Notes will have a shadow rating from S&P and Moody’s at the levels required by the Insurer;
     (k) Approvals, Etc. The Insurer has received true and correct copies of all approvals, licenses and consents, if any, required in connection with the Transaction;
     (l) Premium Letter. The Insurer, Trustee, the Servicer and the Issuer have executed the Premium Letter and all terms, conditions and requirements of the Premium Letter shall have been satisfied;
     (m) Copies. The Insurer has received an executed copy of each Transaction Document;
     (n) Opinions. The Insurer has received such opinions of counsel, in each case addressed to, and in form and substance satisfactory to, the Insurer, addressing such matters as the Insurer may reasonably request;
     (o) Satisfactory Documentation. The Insurer and its counsel have determined that all documents, the Notes and opinions to be delivered in connection with the Notes conform to the terms of the Indenture, the Offering Document, the Underwriting Agreement, the Sale and Servicing Agreement, the Purchase Agreement and this Insurance Agreement; and
     (p) Perfection of Security Interest. All actions required to be taken to perfect the security interest of the Trustee in the Trust Estate shall have been performed.
     (q) Maintenance of Receivables Files. The Insurer shall have received evidence satisfactory to it that the Receivables Files are being maintained by and held in the custody of AmeriCredit, as Custodian, pursuant to Section 3.3 of the Sale and Servicing Agreement.
     (r) Additional Items. The Insurer has received such other documents, instruments, approvals or opinions in form and substance reasonably satisfactory to the Insurer as are reasonably requested by the Insurer, including evidence reasonably satisfactory to the Insurer that the conditions precedent, if any, in the Transaction Documents have been satisfied.
     Section 3.02. Payment of Fees and Premium.
     (a) Legal and Accounting Fees. AmeriCredit shall pay or cause to be paid on or about the Closing Date all reasonable legal fees, auditors’ fees and disbursements incurred by the Insurer in connection with the issuance of the Policy and the Transaction Documents through the Closing Date in accordance with the terms of the Premium Letter. Additional fees of the Insurer’s counsel or auditors payable in connection with the Transaction Documents incurred after the Closing Date shall be paid by AmeriCredit as provided in Section 3.03 below.
     (b) Rating Agency Fees. AmeriCredit shall promptly pay the initial fees of the Rating Agencies with respect to the Notes and the transactions contemplated hereby following receipt of a statement with respect thereto, and shall pay or cause to be paid any subsequent fees of the Rating Agencies with respect to, and directly allocable to, the Notes. The Insurer shall not be responsible for any fees or expenses of the Rating Agencies. The fees for any other rating agency shall be paid by the party requesting such other rating agency’s rating.
     (c) Premium. In consideration of the issuance by the Insurer of the Policy, the Issuer shall pay or cause to be paid the Premiums to the Insurer as set forth in the Premium Letter in accordance with the Indenture and this Insurance Agreement and from the funds specified by Section 5.7(b) of the Sale and Servicing Agreement, commencing on the day the Policy is issued, until the Policy has been terminated in accordance with its terms. The Premium paid pursuant to the Indenture and the Sale and Servicing Agreement shall be nonrefundable without regard to whether any Notice (as defined in the Policy) is delivered to the Insurer requiring the Insurer to make any payment under the Policy or any other circumstances relating to the Notes or provision being made for payment of the Notes prior to maturity. The Trustee shall make all payments or distributions of Premium to be made by them by wire transfer to the account designated by the Insurer in the Premium Letter.
     Section 3.03. Reimbursement Obligation.
     (a) The Issuer agrees absolutely and unconditionally to reimburse the Insurer for any amounts paid by the Insurer under the Policy, plus the amount of any other due and payable and unpaid Reimbursement Amounts, which reimbursement shall be due and payable on the date that any such amount is paid thereunder from amounts available for such payment under the Indenture and the Sale and Servicing Agreement, in an amount equal to the amounts so paid and all amounts previously paid that remain unreimbursed, together (without duplication) with interest on any and all amounts remaining unreimbursed (to the extent permitted by law, if in respect of any unreimbursed amounts representing interest) from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Late Payment Rate.
     (b) AmeriCredit agrees to pay to the Insurer as follows: anything in Section 3.03(a) to the contrary notwithstanding, the Insurer shall be entitled to reimbursement from AmeriCredit (i) for payments made under the Policy arising as a result of the failure by AmeriCredit to repurchase any Receivable required to be repurchased pursuant to the Sale and Servicing Agreement and the Purchase Agreement, together with interest on any and all amounts remaining unreimbursed (to the extent permitted by law, if in respect of any unreimbursed amounts representing interest) from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Late Payment Rate, and (ii) for payments made under the Policy, arising as a result of AmeriCredit’s failure to deposit into the Collection Account any amount required to be so deposited pursuant to any Transaction Document, together with interest on any and all amounts remaining unreimbursed (to the extent permitted by law, if in respect to any unreimbursed amounts representing interest) from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Late Payment Rate.
     (c) Each of the Issuer, the Seller and AmeriCredit agrees, jointly and severally, to pay to the Insurer as follows: any and all charges, fees, costs and expenses, including reasonable attorneys’ and accountants’ fees and expenses, that the Insurer may pay or incur in connection with the Transaction Documents, including (i) the enforcement, defense or preservation of any rights in respect of any of the Transaction Documents, defending, monitoring or participating in any litigation or proceeding (including any insolvency proceeding in respect of any AmeriCredit Party or any Affiliate thereof) relating to any of the Transaction Documents, any party to any of the Transaction Documents (in its capacity as such a party) or the Transaction, the costs and fees of inspections by the Insurer or audits or field examinations by accountants as outlined above in Sections 2.02(e), 2.02(g), 2.06(c) and 2.06(f) and the ongoing administration of the Transaction pursuant to the Transaction Documents, (ii) any action, proceeding or investigation affecting the Issuer, the Trustee Estate or the rights or obligations of the Insurer under the Policy or the Transaction Documents, including (without limitation) any judgment or settlement entered into affecting the Insurer or the Insurer’s interests or (ii) any consent, amendment, waiver or other similar action with respect to, or related to, any Transaction Document, whether or not executed or completed. In addition, the Insurer reserves the right to charge a reasonable fee as a condition to executing any waiver, consent or amendment proposed in respect of the Transaction Documents.
     (d) Each of the Issuer, the Seller and AmeriCredit agrees, jointly and severally, to pay to the party to whom such amounts are owed on demand interest at the Late Payment Rate on any and all amounts described in Sections 3.02, 3.03(b), 3.03(c),

3.03(e) and 3.04 after the date such amounts become due and payable until payment thereof in full.
     (e) AmeriCredit, the Seller and the Issuer agree to pay to the Insurer as follows: any payments made by the Insurer on behalf of, or advanced to, any Transaction Party, including, without limitation, any amounts payable by AmeriCredit, the Seller or the Issuer pursuant to the Notes or any other Transaction Documents, including, without limitation, payments, if any, made by the Insurer with respect to retitling of the title documents relating to the Financed Vehicles pursuant to Section 4.5 of the Sale and Servicing Agreement.
     All such amounts are to be immediately due and payable without demand.
     Section 3.04. Indemnification.
     (a) In addition to any and all of the Insurer’s rights of reimbursement, indemnification or subrogation, and to any other rights of the Insurer pursuant hereto or under law or in equity, each of AmeriCredit and the Seller agrees to pay, and to protect, indemnify and save harmless, the Insurer and its officers, directors, shareholders, employees, agents and each Person, if any, who controls the Insurer within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act from and against, any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) of any nature arising out of or relating to the transactions contemplated by the Transaction Documents by reason of:
     (i) any statement, omission or action (other than of the Insurer with respect to the Insurer Information, or of the Underwriter with respect to the Underwriter Information) in connection with the offering, issuance, sale or delivery of any of the Notes;
     (ii) the negligence, bad faith, willful misconduct, misfeasance, malfeasance or theft committed by any director, officer, employee or agent of any AmeriCredit Party in connection with the Transaction;
     (iii) the violation by any AmeriCredit Party of any federal or state securities, banking or antitrust laws, rules or regulations in connection with the issuance, offer and sale of the Notes or the transactions contemplated by the Transaction Documents;
     (iv) the violation by any AmeriCredit Party of any federal or state laws, rules or regulations relating to the Transaction or the origination of the Receivables, including, without limitation, any consumer protection, lending and disclosure laws or any laws with respect to the maximum amount of interest permitted to be received on account of any loan of money or with respect to the Receivables;

     (v) the violation by any AmeriCredit Party of any domestic or foreign law, rule or regulation, or any judgment, order or decree applicable to them;
     (vi) the breach by any AmeriCredit Party of any representation, warranty or covenant under any of the Transaction Documents (without giving effect to any materiality qualifier or limitation therein) or in any certificate or report furnished or delivered to the Insurer thereunder;
     (vii) the occurrence, in respect of AmeriCredit’s duties as the Servicer, under any of the Transaction Documents of any Servicer Termination Event or any event which, with the giving of notice or the lapse of time or both, would constitute any Servicer Termination Event; or
     (viii) any untrue statement or alleged untrue statement of a material fact contained in the Offering Document or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) arise out of or are based upon any untrue statement or omission in the Preliminary Prospectus Supplement or the Prospectus Supplement in the information with respect to the Insurer Information and the Underwriter Information.
     In addition, AmeriCredit shall pay any and all taxes levied or assessed upon the Issuer or upon all or any part of the Trust Estate.
     This indemnity provision shall survive the termination of this Insurance Agreement and shall survive until the statute of limitations has run on any causes of action which arise from one of these reasons and until all suits filed as a result thereof have been finally concluded.
     (b) In addition to any and all of the Insurer’s rights of reimbursement, indemnification or subrogation, and to any other rights of the Insurer pursuant hereto or under law or in equity, the Issuer agrees to pay, and to protect, indemnify and save harmless, the Insurer and its officers, directors, shareholders, employees, agents and each Person, if any, who controls the Insurer within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act from and against, any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) of any nature arising out of or relating to the transactions contemplated by the Transaction Documents, including by reason of:
     (i) any statement, omission or action (other than of the Insurer with respect to the Insurer Information, or of the Underwriter with respect to the

Underwriter Information) in connection with the offering, issuance, sale or delivery of any of the Notes;
     (ii) the negligence, bad faith, willful misconduct, misfeasance, malfeasance or theft committed by any director, officer, employee or agent of any AmeriCredit Party in connection with the Transaction;
     (iii) the violation by any AmeriCredit Party of any domestic or foreign law, rule or regulation, or any judgment, order or decree applicable to them;
     (iv) the breach by any AmeriCredit Party of any representation, warranty or covenant under any of the Transaction Documents (without giving effect to any materiality qualifier or limitation therein); or
     (v) any untrue statement or alleged untrue statement of a material fact contained in the Offering Document or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) arise out of or are based upon any untrue statement or omission in the Preliminary Prospectus Supplement or the Prospectus Supplement in the information with respect to the Insurer Information and the Underwriter Information.
     (c) The Insurer agrees to pay, and to protect, indemnify and save harmless each of AmeriCredit and the Seller and their respective officers, directors, shareholders, employees, agents and each Person, if any, who controls AmeriCredit and the Seller within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act from and against, any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) of any nature arising out of or by reason of any untrue statement or alleged untrue statement of a material fact contained in the Insurer Information or the Insurer Financial Statements or any omission or alleged omission to state in the Insurer Information or the Insurer Financial Statements a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that it is understood that the Insurer has provided the Insurer Information and the Insurer Financial Statements in connection with its role as credit enhancer, which consists solely of the obligation to pay claims, if any, under and in accordance with the express terms of the Policy.
     (d) If any action or proceeding (including any governmental investigation) shall be brought or asserted against any Person (each, an “Indemnified Party”) in respect of which the indemnity provided in Section 3.04(a), (b), (c) or (f) hereof may be sought from AmeriCredit, the Seller, the Issuer, the Trustee or the Insurer, as the case may be (the “Indemnifying Party”), each such Indemnified Party shall promptly notify the Indemnifying Party in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all expenses and legal fees; provided that failure to notify the Indemnifying Party shall not relieve it from any liability it may have to such Indemnified Party except to the extent that it shall be actually prejudiced thereby. The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof at the expense of the Indemnified Party and may assume the defense of any such action or claim in reasonable cooperation with, and with the reasonable cooperation of, the Indemnifying Party; provided , however , that the fees and expenses of separate counsel to the Indemnified Party in any such proceeding shall be at the expense of the Indemnifying Party if (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) the Indemnifying Party shall have failed to assume the defense of such action or proceeding or employ counsel reasonably satisfactory to the Indemnified Party in any such action or proceeding within a reasonable time after the commencement of such action or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the Indemnified Parties, which firm shall be designated in writing by the Indemnified Party). The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent to the extent that any such settlement shall be prejudicial to the Indemnifying Party, which consent shall not be unreasonably withheld or delayed, but, if settled with its written consent, or if there is a final judgment for the plaintiff in any such action or proceeding with respect to which the Indemnifying Party shall have received notice in accordance with this subsection (d), the Indemnifying Party agrees to indemnify and hold the Indemnified Parties harmless from and against any loss or liability by reason of such settlement or judgment.
     (e) To provide for just and equitable contribution if the indemnification provided by the Indemnifying Party is determined to be unavailable or insufficient to hold harmless any Indemnified Party (other than due to application of this Section), each Indemnifying Party shall contribute to the losses incurred by the Indemnified Party on the basis of the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand. The relative fault of each Indemnifying Party, on the one hand, and each Indemnified Party, on the other, shall be determined by reference to, among other things, whether the breach or alleged breach is within the control of the

Indemnifying Party or the Indemnified Party, and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such breach. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     (f) In addition to any and all of the Insurer’s rights of reimbursement, indemnification or subrogation, and to any other rights of the Insurer pursuant hereto or under law or in equity, the Trustee agrees to pay, and to protect, indemnify and save harmless, the Insurer and its officers, directors, shareholders, employees, agents and each Person, if any, who controls the Insurer within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act from and against, any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) of any nature arising out of or relating to the transactions contemplated by the Transaction Documents, including by reason of:
     (i) the negligence, bad faith, willful misconduct, misfeasance, malfeasance or theft committed by any director, officer, employee or agent of the Trustee in connection with the Transaction;
     (ii) the violation by the Trustee of any domestic or foreign law, rule or regulation, or any judgment, order or decree applicable to it; or
     (iii) the breach by the Trustee of any representation, warranty or covenant under any of the Transaction Documents (without giving effect to any materiality qualifier or limitation therein).
     Section 3.05. Payment Procedure. In the event of any payment by the Insurer, the Issuer, AmeriCredit, the Seller and the Trustee agree to accept the voucher or other evidence of payment as prima facie evidence of the propriety thereof and the liability therefor to the Insurer. All payments to be made to the Insurer under this Insurance Agreement shall be made to the Insurer (to such account as shall be specified by the Insurer in writing) by no later than 1:00 p.m. (New York time) on the date when due in lawful currency of the United States of America in immediately available funds or as the Insurer shall otherwise direct by written notice to the party making such payment. In the event that the date of any payment to the Insurer or the expiration of any time period hereunder occurs on a day that is not a Business Day, then such payment or expiration of time period shall be made or occur on the next succeeding Business Day with the same force and effect as if such payment was made or time period expired on the scheduled date of payment or expiration date. Payments to be made to the Insurer under this Insurance Agreement shall bear interest at the Late Payment Rate from the date when due to the date paid.
     Section 3.06. Subrogation. The parties hereto acknowledge that, to the extent of any payment made by the Insurer pursuant to the Policy, the Insurer shall be fully subrogated to the extent of such payment plus interest thereon at the Late Payment Rate, to the rights of the Noteholders to any moneys paid or payable in respect of the Notes under the Transaction

Documents or otherwise subject to applicable law. The parties hereto agree to such subrogation and further agree to execute such instruments and to take such actions as, in the sole and reasonable judgment of the Insurer, are necessary to evidence such subrogation and to perfect the rights of the Insurer to receive any such moneys paid or payable in respect of the Notes, under the Transaction Documents or otherwise.
     Section 3.07. Reimbursement. The parties hereto acknowledge that, to the extent of any payment made by the Insurer pursuant to the Policy, the Insurer has the right to be reimbursed such amounts plus interest thereon at the Late Payment Rate and to be paid all other Reimbursement Amounts pursuant to the Indenture and the Sale and Servicing Agreement in accordance with the priorities set forth therein for reimbursement of the Insurer.
ARTICLE IV
FURTHER AGREEMENTS
     Section 4.01. Effective Date; Term of the Insurance Agreement. This Insurance Agreement shall take effect on the Closing Date and shall remain in effect until the later of (a) such time as the Insurer is no longer subject to a claim under the Policy and the Policy has been surrendered to the Insurer for cancellation and (b) such time as all amounts payable to the Insurer by the AmeriCredit Parties and the Trustee hereunder or under the Transaction Documents and the Notes have been irrevocably paid and redeemed in full and such Notes have been cancelled; provided , however , that the provisions of Sections 3.02, 3.03 and 3.04 hereof shall survive any termination of this Insurance Agreement.
     Section 4.02. Further Assurances and Corrective Instruments.
     (a) Unless an Insurer Default has occurred and is continuing, or except as the Indenture otherwise provides, none of the Trustee or any of the other Transaction Parties shall grant any waiver of rights under any of the Transaction Documents to which any of them is a party without the prior written consent of the Insurer and any such waiver without prior written consent of the Insurer shall be null and void and of no force or effect.
     (b) Each of the parties hereto agrees that it will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments and agreements and take such further actions as the Insurer may reasonably request and as may be required in the Insurer’s reasonable judgment to effectuate the intent and purpose of this Insurance Agreement and the other Transaction Documents. Without limiting the foregoing, to the extent such authorization shall be required by law, each AmeriCredit Party hereby authorizes the Trustee and the Insurer, at the expense of the Issuer, in the event the Issuer has failed to do so upon request ( provided that no such request shall be required if there exists any Insolvency Proceeding), to execute and file financing statements covering the assets covered by any purchase or transfer pursuant to the Transaction Documents or owned by the Issuer in such jurisdictions as may be required to confirm title thereto and perfect and maintain the lien thereon. In addition, each of the parties hereto agrees to cooperate with the Rating Agencies in connection with any review of the Transaction conducted during normal business hours and in a manner that does not unreasonably disrupt the business of the Transaction Parties, that may be undertaken by the Rating Agencies after the date hereof upon prior written notice.
     (c) None of the Transaction Parties shall cause or permit the Issuer to issue any notes or other evidences of indebtedness, or to otherwise incur any indebtedness, other than the indebtedness represented by the Notes or other indebtedness expressly permitted under the Transaction Documents.
     (d) Each Transaction Party shall concurrently provide the Insurer, as and when delivery thereof is required to be made pursuant to the Transaction Documents, with copies of all reports, notices, requests and demands delivered or required to be delivered by it pursuant to the Transaction Documents.
     Section 4.03. Obligations Absolute.
     (a) The obligations of the Transaction Parties hereunder shall be absolute and unconditional and shall be paid or performed strictly in accordance with this Insurance Agreement and the other Transaction Documents under all circumstances irrespective of:
     (i) any lack of validity or enforceability of, or any amendment or other modifications of, or waiver with respect to, any of the Transaction Documents or the Notes;
     (ii) any exchange or release of any other obligations hereunder;
     (iii) the existence of any claim, setoff, defense, reduction, abatement or other right that a Transaction Party which is a party to any of the Transaction Documents may have at any time against the Insurer or any other Person;
     (iv) any document presented in connection with the Policy proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;
     (v) any payment by the Insurer under the Policy against presentation of a certificate or other document that does not strictly comply with the terms of the Policy;
     (vi) any failure of the Transaction Parties to receive the proceeds from the sale of the Notes;
     (vii) any Insolvency Event with respect to any Transaction Party; and
     (viii) any other circumstances, other than payment in full, that might otherwise constitute a defense available to, or discharge of, such party in respect of any Transaction Document.

     (b) The Transaction Parties and any and all others who are now or may become liable for all or any part of the obligations of the Transaction Parties under this Insurance Agreement agree to be bound by this Insurance Agreement and (i) to the extent permitted by law, waive and renounce any and all redemption and exemption rights and the benefit of all valuation and appraisement privileges against the indebtedness and obligations evidenced by any Transaction Document or by any extension or renewal thereof; (ii) waive presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor and notice of protest; (iii) waive all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default or enforcement of any payment hereunder, except as required by the Transaction Documents; (iv) waive all rights of abatement, diminution, postponement or deduction, all defenses, other than payment, and all rights of setoff or recoupment arising out of any breach under any of the Transaction Documents, by any party thereto or any beneficiary thereof, or out of any obligation at any time owing to any of the Transaction Parties; (v) agree that their liabilities hereunder shall be unconditional and without regard to any setoff, counterclaim or the liability of any other Persons for the payment hereof; (vi) agree that any consent, waiver or forbearance hereunder with respect to an event shall operate only for such event and not for any subsequent event; (vii) consent to any and all extensions of time that may be granted by the Insurer with respect to any payment hereunder or other provisions hereof and to the release of any security at any time given for any payment hereunder, or any part thereof, with or without substitution, and to the release of any Person or entity liable for any such payment; and (viii) consent to the addition of any and all other makers, endorsers, guarantors and other obligors for any payment hereunder, and to the acceptance of any and all other security for any payment hereunder, and agree that the addition of any such obligors or security shall not affect the liability of the parties hereto for any payment hereunder.
     (c) Nothing herein shall be construed as prohibiting any party hereto from pursuing any rights or remedies it may have against any Person in a separate legal proceeding.
     Section 4.04. Assignments; Reinsurance; Third-Party Rights.
     (a) This Insurance Agreement shall be a continuing obligation of the parties hereto and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. None of the Transaction Parties may assign its rights under this Insurance Agreement, or delegate any of its duties hereunder, without the prior written consent of the Insurer. Any assignments made in violation of this Insurance Agreement shall be null and void.
     (b) The Insurer shall have the right to give participations in its rights under this Insurance Agreement and to enter into contracts of reinsurance with respect to the Policy upon such terms and conditions as the Insurer may in its discretion determine; provided , however , that no such participation or reinsurance agreement or arrangement shall relieve the Insurer of any of its obligations hereunder or under the Policy, nor shall AmeriCredit or the Seller be required to deal directly with any such parties.

     (c) The Insurer shall be entitled to assign or pledge to any bank, other lender or reinsurer providing liquidity or credit with respect to the Transaction or the obligations of the Insurer in connection therewith, any rights of the Insurer under the Transaction Documents or with respect to any real or personal property or other interests pledged to the Insurer or in which the Insurer has a security interest, in connection with the Transaction.
     (d) Except as provided herein with respect to participants and reinsurers, nothing in this Insurance Agreement shall confer any right, remedy or claim, express or implied, upon any Person not a party hereto, including any Holders, other than the rights of the Insurer against the Transaction Parties and all the terms, covenants, conditions, promises and agreements contained herein shall be for the sole and exclusive benefit of the parties hereto and their successors and permitted assigns. Neither the Trustee nor any Holders shall have any right to payment from any Premiums paid or payable hereunder or under the Indenture or from any amounts paid by the Issuer, the Seller or AmeriCredit pursuant to Sections 3.02, 3.03 or 3.04 hereof.
     Section 4.05. Liability of the Insurer. Neither the Insurer nor any of its officers, directors or employees shall be liable or responsible for: (a) the use that may be made of the Policy by the Trustee or any other party or for any acts or omissions of the Trustee or any other party in connection therewith; or (b) the validity, sufficiency, accuracy or genuineness of documents delivered to the Insurer in connection with any claim under the Policy, or of any signatures thereon, even if such documents or signatures should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged (unless the Insurer shall have actual knowledge thereof). In furtherance and not in limitation of the foregoing, the Insurer may accept documents that appear on their face to be in order, without responsibility for further investigation.
     Section 4.06. Parties To Join in Enforcement Action.
     (a) To the extent necessary to enforce any right of the Insurer in or remedy of the Insurer under any Receivable or related asset, the Issuer and each AmeriCredit Party agree to join in any action initiated by the Trustee or the Insurer and the Trustee agrees to join in any action initiated by the Insurer for the protection of such right or exercise of such remedy.
     (b) In the event of any court proceeding (x) with respect to which an AmeriCredit Party is a party (including, without limitation, an insolvency or bankruptcy proceeding in respect of any AmeriCredit Party) which affects the Trust Estate, the Policy or the obligations of the Insurer under the Transaction Documents, and (y) with respect to which such AmeriCredit Party fails to defend or answer, the Insurer shall have the right to direct, assume or otherwise participate in the defense thereof. In such event, the Insurer shall, following written notice to the Trustee, have the exclusive right to determine, in its sole discretion, the actions necessary to preserve and protect the Trust Estate. All costs and expenses of the Insurer in connection with such action, proceeding or investigation, (including, without limitation, any judgment or settlement entered into or paid by the Insurer), shall be included in the Reimbursement Amounts.

     (c) The Trustee shall cooperate with, and take such action as directed by, the Insurer, including (without limitation) entering into such agreements and settlements as the Insurer in its sole discretion shall direct with respect to such court proceeding. The Trustee shall not be liable to the Insurer for any such action that conforms to the direction of the Insurer. The Trustee’s reasonable out-of-pocket costs and expenses (including attorneys’ fees and expenses) with respect to any such action shall be reimbursed pursuant to the Indenture in accordance with the priorities set forth in the Sale and Servicing Agreement.
     (d) The Trustee hereby agrees to provide to the Insurer prompt written notice of any action, proceeding or investigation that names the Owner Trustee or the Issuer as a party or that could adversely affect the Trust Estate or the rights or obligations of the Insurer hereunder or under the Policy or the other Transaction Documents, including (without limitation) any insolvency or bankruptcy proceeding in respect of any AmeriCredit Party or any affiliate thereof.
     (e) Notwithstanding anything contained herein or in any of the other Transaction Documents to the contrary, the Trustee shall not, without the Insurer’s prior written consent or unless directed by the Insurer, undertake or join any litigation or agree to any settlement of any action, proceeding or investigation affecting the Owner Trustee, the Issuer or the Trust Estate or the rights or obligations of the Insurer hereunder or under the Policy or the other Transaction Documents.
     Section 4.07. Rights and Remedies. Each party to this Insurance Agreement has acknowledged and agreed to, and hereby confirms its acknowledgement and agreement to, the collateral sale and assignment by AmeriCredit, in its capacity as seller under the Purchase Agreement, to the Seller, by the Seller to the Issuer, and the pledge by the Issuer to the Trust Collateral Agent for the benefit of the Trustee, of all of its right, title and interest in, to and under the Trust Estate, and the Transaction Documents and all of the Issuer’s rights, remedies, powers and privileges and all claims of the Issuer or the Seller, as the case may be, against AmeriCredit, in its capacity as seller under the Purchase Agreement, of the Issuer against the Seller and of the Issuer against the Seller or AmeriCredit, in its capacity as seller under the Purchase Agreement, under or with respect to the Transaction Documents (whether arising pursuant to the terms thereof or otherwise available at law or in equity), including without limitation (whether or not any of a Default or Event of Default under the Indenture, a Default or Event of Default hereunder, a Servicer Termination Event or a Trigger Event has occurred and is continuing) (i) the right of the Issuer at any time to enforce the Transaction Documents against AmeriCredit or the Seller and the obligations of AmeriCredit and the Seller thereunder and (ii) the right at any time to give or withhold any and all consents, requests, notices, directions, approvals, demands, extensions or waivers under or with respect to any Transaction Document or the obligations in respect of the Issuer, AmeriCredit or the Seller thereunder, all of which rights, remedies, powers, privileges and claims may, notwithstanding any provision to the contrary by any of the Transaction Documents, be exercised and/or enforced by the Trustee in lieu of and in the place and stead of the Seller and the Issuer to the same extent as the Seller or the Issuer would otherwise do, and except to the extent a Transaction Document provides that the Insurer shall not have such a right upon an Insurer Default that has occurred and is continuing, neither the Seller nor the Issuer may exercise any of the foregoing rights without the prior written consent of the

Insurer. Each party hereto further acknowledges and agrees that, unless an Insurer Default has occurred and is continuing, the Trustee will take or refrain from taking any action, and exercise or refrain from exercising any rights under the Transaction Documents in its capacity as Trustee, pursuant to the written direction of the Insurer; provided, however, that the obligations of the Trustee to take or refrain from taking, or to exercise or refrain from exercising, any such action or rights shall not apply to routine administrative tasks required to be performed by the Trustee pursuant to the Transaction Documents and shall be limited to those actions and rights that can be exercised or taken (or not exercised or taken, as the case may be) in full compliance with the provisions of the Transaction Documents and with applicable law.
ARTICLE V
DEFAULTS AND REMEDIES
     Section 5.01. Defaults. The occurrence of any of the following events shall constitute an “Event of Default” hereunder:
     (a) Any representation or warranty made by any of the Transaction Parties hereunder or under the Transaction Documents, or in any certificate furnished hereunder or under the Transaction Documents, proves to be untrue or misleading in any material respect; provided, however, that if such Transaction Party effectively cures any such defect in any representation or warranty under any Transaction Document or certificate or report furnished under any Transaction Document, within the time period specified in the related Transaction Document as the cure period therefor, such defect shall not in and of itself constitute an Event of Default;
     (b) (i) Any Transaction Party fails to pay or deposit when due any amount required to be paid or deposited by it hereunder or under any other Transaction Document and such failure has continued for a period of at least two (2) Business Days or, if so specified in the applicable Transaction Document, the applicable grace period set forth therein, or (ii) a legislative body has enacted any law that declares or a court of competent jurisdiction finds or rules that this Insurance Agreement or any other Transaction Document is not valid and binding on the Transaction Parties hereto or thereto;
     (c) The occurrence of an Event of Default under the Indenture or a Servicer Termination Event under the Sale and Servicing Agreement;
     (d) Any failure on the part of any Transaction Party duly to observe or perform in any material respect any other of the covenants or agreements on the part of such Transaction Party contained in this Insurance Agreement or in any other Transaction Document which continues unremedied beyond any cure period provided therein, or, in the case of this Insurance Agreement, for a period of 30 days after the earlier of the date on which written notice of such failure, requiring the same to be remedied, has been given to AmeriCredit by the Insurer (with a copy to the Trustee) or by the Trustee (with a copy to the Insurer), or a Responsible Officer of such Transaction Party has actual knowledge thereof;

     (e) The entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for appointment of a conservator, receiver or liquidator or similar official for any Transaction Party which is a party to any Transaction Document in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings or for the winding up or liquidation of its respective affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;
     (f) The consent by any Transaction Party to the appointment of a conservator or receiver or liquidator or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings of or relating to such Transaction Party or relating to all or substantially all of its respective property; or any such Transaction Party admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations;
     (g) A claim is made under the Policy;
     (h) The occurrence of a Level 2 Trigger Event (as defined in the Spread Account Agreement);
     (i) The Issuer or the Seller is required to register as an “investment company” under the Investment Company Act of 1940, as amended;
     (j) The Issuer becomes taxable as an association or a publicly traded partnership taxable as a corporation for federal or state income tax purposes;
     (k) The Trustee fails to possess a first priority perfected security interest in any of the Trust Estate;
     (l) The average of the Monthly Extension Rates calculated with respect to three consecutive calendar months exceeds 4.00% and the Servicer fails to purchase Receivables within 30 days in accordance with Section 4.2(c) of the Sale and Servicing Agreement;
     (m) The Servicer assigns any of its rights and obligations under any of the Transaction Documents without the prior written consent of the Insurer;
     (n) AmeriCredit is removed as servicer, or is provided with a notice of servicer non-renewal or non-extension pursuant to the sale and servicing agreement relating to the Master Warehouse Facility;
     (o) The failure of the Seller, the Issuer or AmeriCredit to comply with, or maintain the accuracy of, the Opinion Facts and Assumptions; and
     (p) The Tangible Net Worth of AmeriCredit Corp. shall be less than the sum of (a) $1,550,000,000 plus (b) 75% of the cumulative positive net income (without deduction for negative net income) of AmeriCredit Corp. for each fiscal quarter having been completed since June 30, 2006, as reported in each annual report on Form 10-K and periodic report on Form 10-Q filed by AmeriCredit Corp. with the Securities and Exchange Commission plus (c) 75% of the net proceeds of any equity issued by AmeriCredit Corp. since June 30, 2006 (excluding any equity issued pursuant to equity incentive plans for employees and board members) minus (d) the lesser of (i) $200,000,000 and (ii) the purchase price of all common stock of AmeriCredit Corp. repurchased after September 30, 2006.
     Section 5.02. Remedies; No Remedy Exclusive.
     (a) Upon the occurrence of an Event of Default hereunder, the Insurer may exercise any one or more of the rights and remedies set forth below:
     (i) declare all indebtedness of every type or description then owed to the Insurer pursuant to the Transaction Documents to be immediately due and payable, and the same shall thereupon be immediately due and payable;
     (ii) exercise any rights and remedies under the Transaction Documents in accordance with the terms of the Transaction Documents or direct the Trustee to exercise such remedies in accordance with the terms of the Transaction Documents; or
     (iii) take whatever action at law or in equity as may appear necessary or desirable in its judgment to collect the amounts, if any, then due under this Insurance Agreement or any other Transaction Document or to enforce performance and observance of any obligation, agreement or covenant of the Transaction Parties under this Insurance Agreement or any other Transaction Document, either in its own capacity or as Controlling Party.
     (b) Unless otherwise expressly provided, no remedy herein conferred or reserved is intended to be exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies given under this Insurance Agreement or any other Transaction Document, or existing at law or in equity. No delay or omission to exercise any right or power accruing under this Insurance Agreement or any other Transaction Document upon the happening of any event set forth in Section 5.01 hereof shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Insurer to exercise any remedy reserved to the Insurer in this Article, it shall not be necessary to give any notice, other than such notice as may be required by this Article.
     (c) Each party to this Insurance Agreement hereby agrees that, in addition to any other rights or remedies existing in its favor, it shall be entitled to specific performance and/or injunctive relief in order to enforce any of its rights or any obligation owed to it under the Transaction Documents.
     Section 5.03. Waivers.

     (a) No failure by the Insurer to exercise, and no delay by the Insurer in exercising, any right hereunder shall operate as a waiver thereof. The exercise by the Insurer of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein to the Insurer are declared in every case to be cumulative and not exclusive of any remedies provided by law or equity.
     (b) The Insurer shall have the right, to be exercised in its complete discretion, to waive any Event of Default hereunder, by a writing setting forth the terms, conditions and extent of such waiver signed by the Insurer and delivered to AmeriCredit and the Trustee. Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence which gave rise to the Event of Default so waived and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.
ARTICLE VI
MISCELLANEOUS
     Section 6.01. Amendments, Etc. This Insurance Agreement may be amended, modified, supplemented or terminated only by written instrument or written instruments signed by the parties hereto. No consent of any reinsurer or participant contracted with by the Insurer pursuant to Section 4.04(b) hereof shall be required for any amendment, modification, supplement or termination hereof. AmeriCredit agrees to provide a copy of any amendment to this Insurance Agreement promptly to the Rating Agencies. No act or course of dealing shall be deemed to constitute an amendment, modification, supplement or termination hereof. Unless an Insurer Default has occurred and is continuing, the other Transaction Documents may be amended, modified or supplemented only with the prior written consent of the Insurer and any amendment, modification or supplement without such consent shall be null and void and of no force and effect; provided, however, that notwithstanding the continuance of an Insurer Default, no amendment, modification or supplement may materially adversely affect the interest of the Insurer without the prior written consent of the Insurer.
     Section 6.02. Notices. All demands, notices and other communications to be given hereunder shall be in writing (except as otherwise specifically provided herein) and shall be (i) mailed by prepaid registered or certified mail, return receipt requested, or (ii) personally delivered by messenger or overnight courier (with confirmation of receipt) and in either case telecopied to the recipient as follows:

(a)	To the Insurer:

Financial Guaranty Insurance Company
125 Park Avenue
New York, New York 10017
Attention: Structured Finance Surveillance – AmeriCredit 2006-B-G
Telecopy No.: 212-312-3220
Confirmation: 800-352-0001
E-mail: Sfsurveillance@fgic.com

(in each case in which notice or other communication to the Insurer refers to a Servicer Termination Event, an Event of Default hereunder, a Default or Event of Default under the Indenture or a Trigger Event, a claim on the Policy or any event with respect to which failure on the part of the Insurer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication shall also be sent to the attention of the general counsel of each of the Insurer and the Trustee and, in all cases, both any original and all copies shall be marked to indicate “URGENT MATERIAL ENCLOSED.”) Any notice regarding delivery or non-delivery of the Insurer Financial Statements shall be sent via electronic mail to the Insurer at RegAB@fgic.com and shall reference the deal name and policy number.

(b)	To AmeriCredit:

801 Cherry Street, Suite 3900
Fort Worth, TX 76102
Attention: Chief Financial Officer
Telephone: (817) 302-7082
Facsimile: (817) 302-7915

	with a copy to the attention of:	General Counsel
Telephone: (817) 302-7021
Facsimile: (817) 302-7940

(c)	To AFS SenSub Corp.

2265B Renaissance Drive, Suite 17
Las Vegas, NV 89119
Attention: Chief Financial Officer
Telephone: (702) 932-4915
Facsimile: (702) 966-4247

(d)	To the Issuer:
AmeriCredit Automobile
Receivables Trust 2006-B-G

	in care of:	Wilmington Trust Company, as Owner Trustee
1100 North Market Street
Wilmington, DE 19890
Attention: Corporate Trust Administration
Telephone: (302) 651-1000
Facsimile: (302) 636-4140

(e)	To the Trustee:

Wells Fargo Bank, National Association
Sixth Street and Marquette Avenue
MAC N9311-161
Minneapolis, Minnesota 55479
Attention: Corporate Trust Office
Telephone: (612) 667-7181
Facsimile: (612) 667-3464
A party may specify an additional or different address or addresses by writing mailed or delivered to the other parties as aforesaid. All such notices and other communications shall be effective upon receipt.
     Section 6.03. Severability. In the event that any provision of this Insurance Agreement is held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such holding shall not invalidate or render unenforceable any other provision hereof. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by any party hereto is unavailable or unenforceable shall not affect in any way the ability of such party to pursue any other remedy available to it.
     Section 6.04. Governing Law. This Insurance Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws provisions.
     Section 6.05. Consent to Jurisdiction.
     (a) THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY COURT IN THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND TO OR IN CONNECTION WITH ANY OF THE TRANSACTION DOCUMENTS OR THE TRANSACTION OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT RELATING THERETO, AND THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD OR DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. THE PARTIES AGREE THAT A FINAL NONAPPEALABLE JUDGMENT IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY WAIVE AND AGREE NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR

PROCEEDING IS IMPROPER OR THAT THE RELATED DOCUMENTS OR THE SUBJECT MATTER THEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS.
     (b) To the extent permitted by applicable law, the parties shall not seek and hereby waive the right to any review of the judgment of any such court by any court of any other nation or jurisdiction which may be called upon to grant an enforcement of such judgment.
     (c) Service on any party hereto may be made by mailing or delivering copies of the summons and complaint and other process which may be served in any suit, action or proceeding to such party at its address listed in Section 6.02 herein. Such address may be changed by the applicable party or parties by written notice to each of the other parties hereto.
     (d) Nothing contained in this Insurance Agreement shall limit or affect any party’s right to serve process in any other manner permitted by law or to start legal proceedings relating to any of the Transaction Documents against any other party or its properties in the courts of any jurisdiction.
     Section 6.06. Consent of the Insurer. In the event that the consent of the Insurer is required under any of the Transaction Documents, the determination whether to grant or withhold such consent shall be made by the Insurer in writing and in its sole discretion except to the extent such consent of the Insurer pursuant to the terms of the applicable Transaction Document may not be unreasonably withheld, and without any implied duty towards any other Person.
     Section 6.07. Counterparts. This Insurance Agreement may be executed in counterparts by the parties hereto, and all such counterparts shall constitute one and the same instrument.
     Section 6.08. Headings. The headings of Articles and Sections and the Table of Contents contained in this Insurance Agreement are provided for convenience only. They form no part of this Insurance Agreement and shall not affect its construction or interpretation.
     Section 6.09. Trial by Jury Waived. Each party hereby waives, to the fullest extent permitted by law, any right to a trial by jury in respect of any litigation arising directly or indirectly out of, under or in connection with any of the Transaction Documents or any of the transactions contemplated thereunder. Each party hereto (a) certifies that no representative, agent or attorney of any party hereto has represented, expressly or otherwise, that it would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it has been induced to enter into the Transaction Documents to which it is a party by, among other things, this waiver.
     Section 6.10. Limited Liability. No recourse under any Transaction Document shall be had against, and no personal liability shall attach to, any officer, employee, director, affiliate or shareholder of the Insurer or any other party hereto, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise in respect of any of the Transaction Documents (including the Notes and the Policy), it being expressly agreed and understood that each Transaction Document is solely a corporate obligation of each party hereto, and that any and all personal liability, either at common law or in equity, or by statute or constitution, of every such officer, employee, director, affiliate or shareholder for breaches of any party hereto of any obligations under any Transaction Document is hereby expressly waived as a condition of and in consideration for the execution and delivery of this Insurance Agreement.
     Section 6.11. Entire Agreement; Facsimile Signatures. This Insurance Agreement, the Premium Letter and the Policy set forth the entire agreement between the parties with respect to the subject matter hereof and thereof, and supersede and replace any agreement or understanding that may have existed between the parties prior to the date hereof in respect of such subject matter. Execution and delivery of this Insurance Agreement by facsimile signature shall constitute execution and delivery of this Insurance Agreement for all purposes hereof with the same force and effect as execution and delivery of a manually signed copy hereof.
     Section 6.12. Trustee. The Trustee, in each of its capacities as Trustee, Trust Collateral Agent, Collateral Agent and Backup Servicer, hereby acknowledges and agrees to perform all its obligations and duties pursuant to the Transaction Documents to which it is a party thereto. Each of the representations and warranties of the Trustee, in each of its capacities as Trustee, Trust Collateral Agent, Collateral Agent and Backup Servicer, contained in the Transaction Documents is true and correct in all material respects, and the Trustee hereby makes each such representation and warranty to, and for the benefit of, the Insurer as if the same were set forth in full herein.
     Section 6.13. Third-Party Beneficiary. Subject to the provisions of the Transaction Documents, each of the parties hereto agrees that the Insurer shall have all rights of an intended third-party beneficiary in respect of each of the Transaction Documents, including the right to enforce the respective obligations of the parties thereunder.
     Section 6.14. No Proceedings. Each of the parties hereto agrees that it will not institute against the Issuer or the Seller any involuntary proceeding or otherwise institute any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law until the date which is one year and one day or, if longer, the then applicable preference period plus one day, since the last day on which any Notes shall have been outstanding and all amounts payable to the Insurer hereunder shall have been paid in full.
     Section 6.15. Limitation of Owner Trustee Liability. It is expressly understood and agreed by the parties hereto that (a) this document is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it, pursuant to the Trust Agreement for AmeriCredit Automobile Receivables Trust 2006-B-G, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other related documents.
     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Insurance Agreement, all as of the day and year first above mentioned.

FINANCIAL GUARANTY INSURANCE COMPANY, as Insurer

By:	/s/ Matthew Fanelli
Name:	Matthew Fanelli
Title:	Vice President

AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 2006-B-G, as Issuer

By:	WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Owner Trustee

By:	/s/ Patricia A. Evans
Name:	Patricia A. Evans
Title:	Vice President

AFS SENSUB CORP., as Seller

By:	/s/ Susan B. Sheffield
Name:	Susan B. Sheffield
Title:	Senior Vice-President, Structured Finance

AMERICREDIT FINANCIAL SERVICES, INC.

By:	/s/ Sheli D. Fitzgerald
Name:	Sheli D. Fitzgerald
Title:	Vice-President, Structured Finance

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Marianna C. Stershic
Name:	Marianna C. Stershic
Title:	Vice President

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